Exhibit 4.3

NOMURA HOLDINGS, INC.

as the Company

and

CITIBANK, N.A.

as the Trustee

SUBORDINATED INDENTURE

Dated as of [ ]

i

CROSS REFERENCE SHEET

Cross-reference sheet of provisions of the Trust Indenture Act and this Subordinated Indenture:

Section of the Act	Section of Subordinated Indenture
310(a)(1) and (2)	5.08
310(a)(3) and (4)	Inapplicable
310(a)(5)	Incorporated by Section 318(c)
310(b)	5.09
311(a) and (b)	Incorporated by Section 318(c)
312(a)	3.07
312(b)	Incorporated by Section 318(c)
312(c)	Incorporated by Section 318(c)
313(a)	5.14
313(b)(1)	Inapplicable
313(b)(2)	Incorporated by Section 318(c)
313(c)	Incorporated by Section 318(c)
313(d)	Incorporated by Section 318(c)
314(a)	3.09
314(b)	Inapplicable
314(c)(1) and (2)	10.05
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	10.05
315(a), (c) and (d)	5.01
315(b)	4.11
315(e)	4.12
316(a)(1)	4.09
316(a)(2)	Inapplicable
316(b)	4.07
316(c)	Incorporated by Section 318(c)
317(a)	4.02, 4.04
317(b)	3.04
318(a)	10.06

Notes:

This cross-reference sheet shall not, for any purpose, be deemed to be a part of this Subordinated Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein. Sections designated in the cross-reference sheet above as “Incorporated by Section 318(c)” are not physically contained herein but are incorporated in this Subordinated Indenture automatically by Section 318(c) of the Trust Indenture Act.

v

THIS SUBORDINATED INDENTURE, dated as of [  ] between Nomura Holdings, Inc., a joint stock corporation with limited liability under the laws of Japan (the “Company”), and Citibank, N.A. (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the issue from time to time of its unsecured and subordinated bonds, debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Subordinated Indenture, and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Subordinated Indenture; and

WHEREAS, all things necessary to make this Subordinated Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Certain Terms Defined. The following terms (except as otherwise expressly provided herein or in the form of Security or any indenture supplemental hereto, or unless the context otherwise clearly requires) for all purposes of this Subordinated Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Subordinated Indenture that are defined in the Trust Indenture Act or the definitions of which contained in the Securities Act are referred to in the Trust Indenture Act, including terms defined in the Trust Indenture Act by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Subordinated Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States of America at the time of any computation. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Subordinated Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Additional Amounts” has the meaning set forth in Section 3.05.

“Applicable Capital Adequacy Regulations” means the FIEA, and any orders, rules, regulations, ordinances, regulatory notices, guidelines and policies thereunder applicable at any time as the context may require under this Subordinated Indenture, including, without limitation, the FSA’s “Establishment of standards on sufficiency of capital stock of a final designated parent company and its subsidiary entities, etc. compared to the assets held thereby” (2010 FSA Regulatory Notice No. 130, as amended) prescribing the capital adequacy regulations on a consolidated basis applicable to final designated parent companies (saishu shitei oyagaisha), including the Company.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 5.13 to act on behalf of the Trustee to authenticate the Securities.

“Authorized Agent” has the meaning set forth in Section 10.10.

“Bankruptcy Act” means Bankruptcy Act of Japan (Act No. 75 of 2004, as amended) or any successor legislation thereto.

“Board” means the Board of Directors of the Company or any duly authorized committee of such Board or any director(s), executive officer(s) or officer(s), or combination thereof, of the Company to whom such Board of Directors or duly authorized committee thereof or duly delegated director or executive officer thereof has duly delegated its authority.

“Board Resolution” means one or more resolutions or determinations to have been duly adopted or consented to by the Board and to be in full force and effect.

“Business Day” means, with respect to any Security, a day that in the city of the Corporate Trust Office of the Trustee, and in The City of New York, Tokyo or any city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, and in any other city specified in an indenture supplemental hereto or in the form of such Security, is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

“Civil Rehabilitation Act” means the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended) or any successor legislation thereto.

“Clearing Organization” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Clearing Organization by the Company pursuant to Section 2.03 until a successor Clearing Organization shall have become such pursuant to the applicable provisions of this Subordinated Indenture, and thereafter “Clearing Organization” shall mean or include each Person who is then a Clearing Organization hereunder, and if at any time there is more than one such Person, “Clearing Organization” as used with respect to the Securities of any such series shall mean the Clearing Organization with respect to the Registered Global Securities of that series.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Subordinated Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Companies Act” means the Companies Act of Japan (Act No. 86 of 2005, as amended) or any successor legislation thereto.

“Company” means Nomura Holdings, Inc., and, subject to Article 8, its successors and assigns.

“Condition for Payment” means any of the following conditions:

(i) in the case of clause (i) of the definition of Subordination Event, all Senior Indebtedness of the Company appearing on the final distribution list prepared by the administrator for the final distribution of bankruptcy assets pursuant to the Bankruptcy Act is paid in full or provision has been made for the payment in full thereof pursuant to the Bankruptcy Act;

(ii) in the case of clause (ii) of the definition of Subordination Event, all Senior Indebtedness of the Company appearing in the plan of reorganization, at the date such plan has become final and conclusive after approval by a court of competent jurisdiction in Japan, as indebtedness of the Company, subject to modification of such plan, is paid in full to the extent of the original amount of such indebtedness without regard to such modification;

(iii) in the case of clause (iii) of the definition of Subordination Event, all Senior Indebtedness of the Company appearing in the plan of rehabilitation, at the date such plan has become final and conclusive after approval by a court of competent jurisdiction in Japan, as indebtedness of the Company, subject to modification in such plan, is paid in full to the extent of the original amount of such indebtedness without regard to such modification; or

(iv) in the case of clause (iv) of the definition of Subordination Event, conditions equivalent to those set forth in (i), (ii) or (iii) in this definition of Condition for Payment have been fulfilled; provided that, notwithstanding any provision herein to the contrary, if the imposition of any such condition is not allowed under such proceedings, any amount which becomes due under the Securities shall become payable in accordance with the Condition for Payment and not subject to such impermissible condition.

“Consent Rehabilitation Order” means a decision of a court of competent jurisdiction under Article 217, paragraph 1 of the Civil Rehabilitation Act to the effect that (i) the procedures for the investigation and confirmation of civil rehabilitation claims, as defined in Article 84 of the Civil Rehabilitation Act, and (ii) the resolution of a civil rehabilitation plan, shall be omitted.

“Corporate Reorganization Act” means the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended) or any successor legislation thereto.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee in the United States shall, at any particular time, be principally administered, which office is, at the date as of which this Subordinated Indenture is dated, located at (a) solely for purposes of the transfer, exchange or surrender of the Securities, 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Agency & Trust (Nomura Holdings, Inc.), and (b) for all other purposes, 388 Greenwich Street, New York, New York 10013, Attention: Agency & Trust (Nomura Holdings, Inc.), Email: kerianne.marshall@citi.com; citi.cspag.debt@citi.com, or such other address as is referenced in Section 10.04 herein; or as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Deposit Insurance Act” means the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended) or any successor provision thereto.

“Deposit Insurance Corporation” means the Deposit Insurance Corporation of Japan.

“Depositary” means, with respect to the Registered Global Securities, DTC or such other Person as shall be designated as Depositary by the Company pursuant to the last sentence of Section 2.07(a).

“Designated Financial Institution” has the meaning set forth in Section 3.05.

“Dollar”, “$” or “U.S. dollar” means the coin or currency of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company, its nominees, and their respective successors.

“DTC Procedures” has the meaning set forth in Section 2.12(a).

“Event of Acceleration” means any event or condition specified as such in Section 4.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in Section 6.02.

“FATCA” has the meaning set forth in Section 3.05.

“FIEA” means the Financial Instruments and Exchange Act (Act No. 25 of 1948, as amended) or any successor legislation thereto.

“FSA” means the Financial Services Agency of Japan or any successor or similar authority.

“Holder,” “holder of Securities,” “Securityholder” or other similar terms mean the holder of any Security.

“Incorporated Provision” has the meaning set forth in Section 10.06.

“interest” means, when used with respect to non-interest bearing Securities, interest payable after maturity.

“Interest Recipient Information” has the meaning set forth in Section 3.05.

“Japanese Taxes” has the meaning set forth in Section 3.05.

“Judgment Currency” has the meaning set forth in Section 4.13.

“New York Banking Day” has the meaning set forth in Section 4.13.

“Non-Viability Event” has the meaning set forth in Section 13.01.

“Officer’s Certificate” means a certificate signed by any one Responsible Officer of the Company authorized by the Board or a representative executive officer (daihyo shikkoyaku) of the Company to execute any such certificate. Each such certificate shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 10.05.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be counsel to the Company, reasonably acceptable to the Trustee and which opinion shall be in form and substance reasonably satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 10.05, if and to the extent required hereby.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“Outstanding” when used with reference to Securities, subject to the provisions of Section 6.04, means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Subordinated Indenture, except:

(a) Securities theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Securities that have been canceled in connection with a Write-Down pursuant to Section 13.02;

(c) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee in trust or any Paying Agent (other than the Company) or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed prior to the stated maturity thereof, notice of such redemption has been duly given pursuant to this Subordinated Indenture or provision therefor satisfactory to the Trustee has been made;

(d) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Company); or

(e) Securities owned by the Company or one of its affiliates.

In determining whether the holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“Participant” has the meaning set forth in Section 3.05.

“Paying Agent” means the paying agent appointed by the Company as paying agent and/or transfer agent for the Securities or any series thereof.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political sub-division thereof or other entity, whether or not having a separate legal personality.

“Place of Payment” means, when used with respect to the Securities of any particular series, the place or places where the principal of and interest, if any, on the Securities of that series are payable, as contemplated in Section 2.03(k).

“principal” means, unless the context otherwise requires and where such term is used in relation to any payment, the principal if, when and to the extent due and payable under this Subordinated Indenture and the Securities of any applicable series. The term “principal,” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any.” For the avoidance of doubt, “premium” referred to in the previous sentence means amounts exceeding the face value of a Security payable by the Company to the Holders upon redemption or such other event provided for in a supplemental indenture or in a form of Security.

“record date” has the meaning set forth in Section 2.07(c).

“Register” has the meaning set forth in Section 2.08(a).

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Clearing Organization for such series in accordance with Section 2.03 and bearing the legend prescribed by any applicable form of Security or any supplemental indenture.

“Registered Security” means any Security registered on the Register.

“Registrar” has the meaning set forth in Section 2.08(a).

“Required Currency” has the meaning set forth in Section 4.13.

“Responsible Officer” when used with respect to the Trustee means any managing director, vice president, trust associate, relationship manager, transaction manager, client service manager, any trust officer or any other officer located at the Corporate Trust Office of the Trustee who customarily performs functions similar to those performed by any persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and in each such case, who shall have direct responsibility for the day to day administration of this Subordinated Indenture. When used with respect to the Company, “Responsible Officer” means the President, the Deputy President, the Chief Financial Officer or other executive officer (shikkouyaku) or other officer or employee of the Company as may be designated in writing by the Board.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security” or “Securities” has the meaning stated in the first recital of this Subordinated Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Subordinated Indenture.

“Senior Indebtedness” means, unless otherwise specified in an applicable form of Security or supplemental indenture, all liabilities of the Company (including, for the avoidance of doubt, statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as defined under the Bankruptcy Act) other than (i) liabilities under the Securities which shall not have become due and payable prior to the date on which a Subordination Event has occurred, (ii) liabilities under the Securities which shall have become due and payable solely by way of acceleration prior to such date and (iii) other liabilities ranking pari passu with, or junior to, the Securities.

“Special Taxation Measures Act” has the meaning set forth in Section 3.05(a).

“Specially-Related Person of the Company” has the meaning set forth in Section 3.05(a).

“Specified Corporate Trust Office” means Citibank, N.A., London Branch, Corporate Trust Department, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: Agency and Trust, Facsimile +353 1622 2210.

“Subordinated Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“Subordination Event” means, unless otherwise specified in an applicable form of Security or supplemental indenture, any of the following events:

(i) a court of competent jurisdiction in Japan shall have adjudicated the Company to be bankrupt pursuant to the provisions of the Bankruptcy Act;

(ii) a court of competent jurisdiction in Japan shall have commenced reorganization proceedings with respect to the Company pursuant to the provisions of the Corporate Reorganization Act;

(iii) a court of competent jurisdiction in Japan shall have commenced civil rehabilitation proceedings with respect to the Company pursuant to the provisions of the Civil Rehabilitation Act; or

(iv) the Company shall have become subject to bankruptcy, corporate reorganization, civil rehabilitation or other equivalent proceedings pursuant to any applicable law of any jurisdiction other than Japan, which proceedings have an equivalent effect to those set forth in clauses (i), (ii) or (iii) above.

“Summary Rehabilitation Order” means a decision of a court of competent jurisdiction under Article 211, paragraph 1 of the Civil Rehabilitation Act to the effect that the procedures for the investigation and confirmation of civil rehabilitation claims as defined in Article 84 of the Civil Rehabilitation Act shall be omitted.

“Suspension Period” means the period commencing on the New York Banking Day immediately following the date on which the relevant Write-Down Notice is received by DTC (except that such period may commence on the second New York Banking Day immediately following the day on which the Write-Down Notice is received by DTC, if DTC so determines in its discretion in accordance with its rules and procedures) and ending on the Write-Down Date.

“Tax Documentation” has the meaning set forth in Section 2.12(a).

“Tier 2 Capital” means, any and all items constituting Tier 2 capital (for the avoidance of doubt, excluding then applicable regulatory adjustments) under the Applicable Capital Adequacy Regulations and shall also include any successor or substitute term applicable pursuant to the Applicable Capital Adequacy Regulations.

“Trust Indenture Act” means, except as otherwise provided in Article 7, the United States Trust Indenture Act of 1939 as in force at the date as of which this Subordinated Indenture was originally executed.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article 5, shall also include any successor trustee.

“Trustee Parties” has the meaning set forth in Section 5.02(q).

“USA Patriot Act” has the meaning set forth in Section 10.13.

“Write-Down” has the meaning set forth in Section 13.02.

“Write-Down Date” has the meaning set forth in Section 13.01.

“Write-Down Notice” has the meaning set forth in Section 13.06.

“Written Application for Tax Exemption” has the meaning set forth in Section 3.05.

“Yen” means the coin or currency of Japan that at the time of payment is legal tender for the payment of public and private debts.

“Yield to Maturity” means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

ARTICLE 2

SECURITIES

Section 2.01 Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with this Subordinated Indenture) as shall be established by or pursuant to a Board Resolution and set forth in an Officer’s Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Subordinated Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Subordinated Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officer or officers executing such Securities, as evidenced by their execution of the Securities.

The definitive Securities shall be printed or lithographed on security printed paper or may be produced in any other manner, all as determined by the officer or officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02 Form of Trustee’s Certification of Authentication. Subject to the provisions of Section 5.13, the Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

Certificate of Authentication:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Subordinated Indenture.

Date:

Citibank, N.A.
as Trustee

By:
Name:
Title:

Section 2.03 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Subordinated Indenture is unlimited.

The Securities may be issued in one or more series, and unless provided for otherwise in the form of Security or in an indenture supplemental hereto, each such series of Securities, when issued, will constitute direct, unconditional, and unsecured obligations of the Company and rank pari passu and without any preference among themselves and at least equally and ratably with all of the indebtedness of the Company that is subordinated to Senior Indebtedness, and in priority to perpetual subordinated indebtedness of the Company, including the perpetual subordinated debt securities, and any preference or other shares or any other indebtedness which ranks, or is expressed to rank, pari passu with, or junior to, the perpetual subordinated indebtedness of the Company. Upon the occurrence of a Subordination Event, the Securities will be subordinated to all Senior Indebtedness, as provided in Article 12; provided, however, that the Securities will be subject to a Write-Down upon the occurrence of a Non-Viability Event, as provided in Article 13.

There shall be established in or pursuant to a Board Resolution (which Board Resolution may provide general authorization for such action and may provide that the specific terms of such action may be determined by officers of the Company authorized thereby) and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(a) the issue date of the Securities;

(b) the title and type of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(c) the ranking of the Securities, including the subordination terms for the Securities;

(d) the initial aggregate principal amount of the Securities and any limits on the total aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Subordinated Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, Section 2.09, Section 2.11, Section 4.03 or Section 11.05);

(e) the issue price at which the Securities are to be originally issued, expressed as a percentage of the principal amount;

(f) the denominations in which Securities of the series shall be issuable;

(g) the coin or currency in which the Securities of that series are denominated or in which principal, premium, if any, and interest, if any, are payable;

(h) the date or dates on which the principal and premium, if any and to the extent applicable, of the Securities of that series is payable;

(i) the rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, and the manner of calculating such rate or rates, if applicable, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates (in the case of Registered Securities) for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(j) if the amount of payments of principal or any premium or interest on the Securities of the series may be determined with reference to a formula or an index, including, but not limited to, an index based on a coin or currency other than that in which the Securities of the series are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts shall be determined, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

(k) the manner in which and the place or places where, if applicable, the principal of, premium of and any interest on the Securities of the series shall be payable (subject to the provisions of Section 3.02);

(l) any other events of default, subordination events, modifications or elimination of any acceleration rights, or covenants with respect to the Securities of such series and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the Securities to qualify as capital or certain liabilities for regulatory, rating or other purposes;

(m) any conversion or exchange features of the Securities;

(n) whether and under what circumstances the Company will pay Additional Amounts on the Securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether it will have the option to redeem those Securities rather than pay the Additional Amounts, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

(o) the circumstances under which the holders of the Securities may demand repayment of the Securities prior to the stated maturity date and the terms and conditions thereof, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

(p) the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

(q) the terms of the subordination or Write-Down of the Securities of the series and any other provisions relevant to such subordination or Write-Down, if different from the terms and provisions set forth herein;

(r) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 4.01 or provable in bankruptcy, civil rehabilitation, reorganization, insolvency or similar proceedings pursuant to Section 4.02;

(s) if other than the coin or currency in which the Securities of that series are denominated, the coin or currency in which payment of the principal of, interest or premium, if any, on the Securities of such series shall be payable;

(t) if the principal of or interest on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(u) whether the Securities of the series will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) and any restrictions applicable to the offer, sale, transfer, exchange or delivery of Registered Securities or the payment of interest thereon;

(v) if more than one Trustee, any trustees, and, if not the Trustee, any authenticating or paying agents, transfer agents or registrars or any other agents, or any Clearing Organization or depositary with respect to the Securities of such series;

(w) any restrictions applicable to the offer, sale or delivery of the Securities;

(x) any provisions for the discharge of the Company’s obligations relating to the Securities;

(y) material U.S. federal or Japanese tax considerations;

(z) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(aa) if the Securities are to be issued in other than book-entry form;

(bb) any listing of the Securities on a securities exchange;

(cc) whether a series of Securities may be reopened in a manner consistent with the terms of this Subordinated Indenture, without the consent of the Holders of the Securities of such series, for increases in the aggregate principal amount of such series or for the establishment of additional terms with respect to the Securities of such series and if applicable, the terms and conditions under which a series of Securities may be reopened;

(dd) whether the Securities of a series shall be excluded from participation with the Securities of other series or otherwise differentiated from the Securities of other series in relation to any matter in respect of which the Securities generally or Securities of more than one series are contemplated by this Subordinated Indenture to act together or otherwise be treated or affected collectively;

(ee) any write-down, bail-in or other provisions applicable to a particular series of Securities required by, relating to or in connection with applicable regulatory capital or other requirements of the FSA or other applicable regulatory authority; and

(ff) any other terms of the series (which terms shall not be inconsistent with the provisions of this Subordinated Indenture).

All Securities of any one series shall be identical except as to denomination, issue date, issue price and, if applicable, the date from which interest shall accrue and the date on which interest shall be first paid, if and to the extent due, except as may otherwise be provided in or pursuant to a Board Resolution and set forth in an Officer’s Certificate or in an indenture supplemental hereto, as referenced above. Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series without the consent of any Holder; provided that such additional Securities must be fungible with the other Securities of the same series for U.S. federal income tax purposes.

Section 2.04 Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Subordinated Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities upon the written order of the Company, signed by any one Responsible Officer of the Company authorized by the Board to execute any such order, without any further action by the Company. In authenticating such Securities and accepting the additional responsibilities under this Subordinated Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 5.01) shall be fully protected in relying upon:

(a) a copy of any Board Resolution relating to such series certified by a Responsible Officer of the Company;

(b) an executed supplemental indenture, if any;

(c) an Officer’s Certificate setting forth the form and terms of the Securities as required pursuant to Section 2.01 and Section 2.03 and prepared in accordance with Section 10.05; and

(d) an Opinion of Counsel, prepared in accordance with Section 10.05, to the effect that

(i) the form or forms and terms of such Securities have been established by or pursuant to a Board Resolution or by a supplemental indenture as permitted by Section 2.01 and Section 2.03 in conformity with the provisions of this Subordinated Indenture;

(ii) such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms;

(iii) all laws and requirements in respect of the execution and delivery by the Company of the Securities have been complied with; and

(iv) covers such other matters as the Trustee may reasonably request, including execution, delivery and validity of the Subordinated Indenture and the Securities.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company, or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.05 Execution of Securities. The Securities shall be signed on behalf of the Company by one (or, if so specified in the indenture supplemental hereto or Board Resolution establishing the terms thereof, more than one) Responsible Officer of the Company, which Securities may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be a Responsible Officer of the Company, although at the date of the execution and delivery of this Subordinated Indenture any such person was not such an officer.

Section 2.06 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Subordinated Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Subordinated Indenture.

Section 2.07 Form, Denomination and Date of Securities; Payments of Interest.

(a) The Securities shall be issued as Registered Global Securities and in denominations as shall be specified as contemplated by Section 2.03. The Securities of any series shall be denominated in minimum principal amounts of $200,000 and in integral multiples of $1,000 in excess thereof, or such other denominations, integral multiples and currencies as the Company may designate in a form of Security or an indenture supplemental hereto or Board Resolution establishing the terms thereof, in an aggregate principal amount that shall equal the aggregate principal amount of the Securities that are to be issued. The Securities shall be issuable as Registered Securities without coupons. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Responsible Officer of the Company executing the same may determine, as evidenced by such Responsible Officer’s execution of such Securities.

Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Subordinated Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of the Depositary or any securities market in which the Securities are admitted to trading, or to conform to general usage, or as the Company may determine appropriate to provide notice of any provision of Japanese law or regulation relating to taxation.

Each Registered Global Security shall be delivered by the Trustee to and deposited with the Depositary or, pursuant to the Depositary’s instructions, shall be delivered by the Trustee on behalf of the Depositary to and deposited with the Depositary’s custodian, and in either case shall be registered in such name as the Depositary shall specify. Registered Global Securities may be deposited with such other Depositary that is a clearing agency registered under the Exchange Act as the Company may from time to time designate in writing to the Trustee, and shall bear such legend as may be appropriate.

(b) Each Security shall be dated the date of its authentication and shall bear interest, if any, from the date, and shall be payable, if and to the extent due, on the dates, specified on the reverse of the applicable form of Security, which shall be specified as contemplated by Section 2.03.

(c) The Person in whose name any Registered Security of any series is registered on any record date applicable to the series with respect to any interest payment date for the series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to such record date and prior to such interest payment date, except if and to the extent the Company does not pay the interest due on such interest payment date for such series (and to the extent such interest is not otherwise canceled pursuant to any provision herein), in which case such unpaid interest shall be paid to the Persons in whose names Outstanding Securities for the series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such previously unpaid interest) established by notice given by mail or in accordance with clearing system procedures by or on behalf of the Company to the holders of Securities of the series not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of previously unpaid interest) shall have the meaning set forth in the applicable form of reverse of the Securities of any particular series, or, if no such date is so specified, shall be the day five Business Days immediately preceding the applicable interest payment date.

Section 2.08 Registration, Transfer and Exchange of Securities.

(a) An agent appointed by the Company, acting as the Company’s agent for such purposes (the “Registrar”), will keep books for the registration, transfer and exchange of the Securities at the Specified Corporate Trust Office of the Registrar. The Registrar shall also act as the transfer agent with respect to the transfer or exchange of the Securities or a beneficial interest in the Securities. The Registrar will keep a record of all Securities (the “Register”) at said office. The Register will show the amount of the Securities, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identifying numbers (if relevant to a specific holder), addresses of the registered holders of the Securities and any payment instructions with respect thereto (if different from a holder’s registered address). The Registrar will also maintain a record which will include notations as to whether the Securities have been paid, written-down or canceled, and, in the case of mutilated, destroyed, stolen or lost Securities, whether such Securities have been replaced. In the case of the replacement of any of the Securities, such records will include notations of each Security so replaced, and the Security issued in replacement thereof. In the case of the write-down or cancellation of any of the Securities, such records will include notations of each Security so written-down or canceled and the date on which such Security was written-down or canceled. The Registrar shall upon prior written request make the Register and such records available during normal office hours to the Company, or any Person authorized by the Company in writing, for inspection and for the taking of copies thereof or extracts therefrom, and, at the expense of the Company, the Registrar shall deliver to such Persons all lists of Securityholders, their addresses and amounts of such holdings as they may request. In acting hereunder and in connection with the Securities, the Registrar shall act solely as an agent of the Company.

The respective principal amounts of each Registered Global Security may be increased or decreased by endorsement on the Register by the Registrar of appropriate notations evidencing the dates and amounts of such increases and decreases in connection with transactions contemplated or permitted hereby.

The Register and the records referred to above shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

(b) Upon due presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Company shall execute and the Trustee shall authenticate Securities and deliver in the name or names of the transferee or transferees a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount.

Any Security or Securities of any series may be exchanged for a Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount. Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Company for the purpose as provided in Section 3.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities of the same series which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

All Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or their attorney duly authorized in writing.

The Company shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of a notice of redemption of the Securities of such series to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

All Securities issued upon any transfer or exchange of Securities pursuant to the provisions of this Section shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Subordinated Indenture, as the Securities surrendered upon such transfer or exchange.

(c) Transfer, registration and exchange shall be permitted as provided in this Section without any charge to the Securityholder except for the expenses of delivery (if any) not made by regular mail (such delivery to be at the sole risk and expense of the transferee or holder, as applicable) and except, if the Company or the Registrar shall so require, the payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in relation thereto. Registration of the transfer of a Security by the Registrar shall be deemed to be the sole acknowledgment of such transfer on behalf of the Company.

(d) The Trustee shall have no responsibility or obligation to any beneficial owner of a Registered Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities, and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The rights of beneficial owners in any Registered Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.

(e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Subordinated Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Subordinated Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.09 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any officer of the Company, the Trustee shall authenticate and deliver a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security, indemnity and/or pre-funding as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof and in the case of mutilation or defacement the applicant shall surrender the Security to the Trustee or such agent.

Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and the Trustee and any agent of the Company or the Trustee such security, indemnity and/or pre-funding as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this Section, by virtue of the fact that any such Security is destroyed, lost or stolen, shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Subordinated Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10 Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, or to the extent applicable, in connection with a Write-Down, if surrendered to the

Company or any agent of the Company or the Paying Agent, shall be delivered to the Registrar or the Paying Agent, as applicable, for cancellation or, if surrendered to the Registrar or the Paying Agent, as applicable, shall be canceled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Subordinated Indenture. The Registrar or the Paying Agent, as applicable, shall dispose of canceled Securities held by it in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition and, upon receipt of a written request from the Company, deliver a certificate of disposition to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Registrar or the Paying Agent, as applicable, for cancellation. Any Write-Down Notice delivered to the Registrar or the Paying Agent, as applicable, shall include an instruction to cancel the Securities subject to the Write-Down, and the Registrar and the Paying Agent shall effect such cancellation.

Section 2.11 Temporary Securities. Pending the preparation of definitive Securities for any series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as Registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the reasonable concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Subordinated Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Subordinated Indenture as definitive Securities of such series unless otherwise established pursuant to Section 2.03.

Section 2.12 Japanese Withholding Tax.

(a) In compliance with Japanese tax laws and the practices of tax authorities in Japan, in respect of any interest payment on a series of Securities issued in global or book-entry form pursuant to this Subordinated Indenture or any supplemental indenture hereto, any Paying Agent shall act in accordance with the “Working Draft of Operating Manual on Japanese Withholding Tax on Certain International Issues Held Through DTC” (as amended) as published by notice of DTC (the “DTC Procedures”), if DTC is acting as Clearing Organization with respect to such series or with respect to depositary interests representing the Securities of such series, or in accordance with such other similar procedures as may be established by another Clearing Organization. Except as otherwise provided in this Subordinated Indenture, any such Paying Agent shall be responsible only for performing such services as are specifically provided for in the DTC Procedures or such other procedures actually known by the Paying Agent, as applicable and as may be amended or modified and communicated to the Paying Agent from time to time. Any such Paying Agent and the Company may rely on the information provided in the Written Application for Tax Exemption (as defined below) and other documentation in the absence of actual knowledge to the contrary. If any interest payment on a series of Securities is due to be made hereunder and if and so long as payments of interest (if any) by the Company to any Paying Agent may be made without deduction or withholding for or on account of Japanese tax only upon receipt of certifications, the Written Application for Tax Exemption, notifications or other documentation in compliance with Japanese tax law requirements (“Tax Documentation”), the relevant Paying Agent at the direction of the Company shall (i) collect the required Tax Documentation from the Clearing Organization (or Holders of the Securities, if definitive Securities representing such series of Securities have been issued); (ii) provide any required confirmations of information available to it; and (iii) promptly deliver such Tax

Documentation so received to the Company for filing with the relevant Japanese district tax office. Any such Paying Agent may rely on the information provided in Tax Documentation (including where relevant, supporting documentation) in the absence of actual knowledge that such information is incorrect. Neither the Company nor the Paying Agent shall have any liability for any withholding of tax arising as a result of a late delivery of the required Tax Documentation or incorrectly completed Tax Documentation.

(b) If a Holder of the Securities or the holder of a beneficial interest in the Securities satisfies the requirements for claiming an exemption from Japanese withholding tax after the date on which an amount in respect of such tax is withheld and before the date on which the tax is actually paid to the Japanese tax authorities, then the Company or the Paying Agent acting at the direction of the Company shall, to the extent reasonably practicable and to the extent not prohibited by Japanese tax law, repay the amount withheld (after deduction of reasonable costs, including amounts in respect of changes in foreign exchange rates) to the Holder.

(c) The Paying Agent shall furnish forms of certifications to Holders upon request, and shall use reasonable efforts to assist Holders in claiming available exemptions, but shall not be liable for a Holder’s failure to qualify for such an exemption. Based on the Tax Documentation received, the Paying Agent will make the appropriate calculations of interest payable after making the relevant deductions in accordance with this Section. The Paying Agent will remit all amounts of tax withheld under this Section to or to the written order of the Company as soon as reasonably practicable in order to enable the Company to make the necessary payments to the relevant tax office in accordance with applicable laws and regulations. The Paying Agent shall retain copies of Tax Documentation for a period of five years from the date as prescribed by Japanese tax laws and shall make such documentation available for inspection by the Company and any relevant tax authorities in Japan upon written request given in reasonable notice from the Company.

Section 2.13 CUSIP, ISIN Numbers and Common Codes. The Company, in issuing the Securities of any series may use CUSIP, ISIN numbers and/or Common Codes, if then generally in use, and, if so, the Trustee shall use CUSIP, ISIN numbers and/or Common Codes in notices provided hereunder as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any notified event or action shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP, ISIN numbers or Common Codes.

ARTICLE 3

COVENANTS OF THE COMPANY

Section 3.01 Payment of Principal and Interest. The Company covenants and agrees for the benefit of each series of Securities (subject to the Write-Down provisions of Article 13) that it will duly and punctually pay or cause to be paid, if and to the extent due, the principal of, and interest on, if and to the extent due, each of the Securities of such series (together with any Additional Amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities. Subject to any other provisions that may be established pursuant to Section 2.03, the interest on Securities (together with any Additional Amounts payable, if and to the extent due, pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Company, may be paid by wire transfer. The Trustee and the Paying Agent shall not be responsible in any manner whatsoever to pay any administrative costs imposed by banks in connection with the making of any payments by wire transfer. Neither the Trustee nor any Paying Agent shall have any obligation to advance its own funds, and all payments on the Securities shall be made from immediately available funds deposited by the Company with the Trustee or the Paying Agent no later than 10:00 a.m. New York time on the relevant payment date, provided, however, to the extent any such funds are received by the Trustee or the Paying Agent after 10:00 a.m. New York time, on such payment date, such funds will be deemed deposited within one Business Day of receipt thereof.

The interest, if any, due in respect of any temporary or definitive Security, together with any Additional Amounts payable in respect thereof, as provided in the terms and conditions of such Security, shall be payable, subject to the conditions set forth in Section 3.05, only upon presentation of such Security to the Trustee thereof for notation thereon of the payment of such interest. Except as provided in Section 3.05, no Additional Amounts will be payable as a result of the withholding or deduction of any taxes or duties of whatever nature imposed or levied as a result of any laws or regulations. Any amount withheld from payments on the Securities will be treated as paid to the Holders thereof.

Section 3.02 Offices for Payments, etc. So long as any of the Securities remain Outstanding, the Company will maintain in each Place of Payment the following for each series: an office or agency (a) where the Securities may be presented or surrendered for payment, (b) where Registered Securities may be presented or surrendered for registration of transfer and for exchange as provided in this Subordinated Indenture and (c) where notices and demands to or upon the Company in respect of the Securities or of this Subordinated Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 2.03, the Company hereby initially designates the Corporate Trust Office of the Paying Agent as the office to be maintained by it for each such purpose in relation to Registered Securities. In case the Company shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office.

The Company may from time to time designate one or more offices or agencies (in addition to or in lieu of the office or agency established pursuant to the preceding paragraph) where the Securities of a series may be presented or surrendered for payment and where Registered Securities of that series may be presented or surrendered for registration of transfer or for exchange as provided in this Subordinated Indenture, and the Company may from time to time rescind any such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain the agencies provided for in this Section. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

Section 3.03 Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.09, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 3.04 Paying Agents. Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Securities of any series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) for the benefit of the Holders of the Securities of such series or of the Trustee, and that it will pay the principal of, and interest on, each series of the Securities as provided in this Subordinated Indenture,

(b) that (unless such Paying Agent is the same bank as the Trustee) it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable, and

(c) that (unless such Paying Agent is the same bank as the Trustee) it will pay any such sums so held by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in Section 3.04(b) above.

The Company will, no later than 10:00 a.m. New York time on each due date of the principal of or interest on the Securities of such series, deposit or cause to be deposited with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided, however, to the extent any such funds are received by the Paying Agent after 10:00 a.m. New York time, on such payment date, such funds will be deemed deposited within one Business Day of receipt thereof.

If the Company shall act as its own Paying Agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held by the Trustee in trust for any such series by the Company or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement by the Trustee or the Company to hold sums in trust as provided in this Section is subject to the provisions of Section 9.03 and Section 9.04.

In acting hereunder and in connection with the Securities, the Paying Agent shall act solely as an agent of the Company.

Section 3.05 Additional Amounts. All payments of principal (and premium, if any) or interest in respect of the Securities will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan or any political subdivision or authority thereof or therein having power to tax (“Japanese Taxes”), unless such withholding or deduction of such Japanese Taxes is required by law. In that event, the Company shall pay to the Holders such additional amounts (“Additional Amounts”) as will result in the receipt by or on behalf of the Holders or beneficial owners of such amounts as would have been received by them had no such withholding or deduction been required, provided that, no Additional Amounts shall be payable with respect to any Security:

(a) to, or to a third party on behalf of, a Securityholder or beneficial owner of a Security who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese Taxes in respect of such Security by reason of its (1) having some connection with Japan other than the mere holding of such Security, or (2) being a person having a special relationship with the Company as described in Article 6, paragraph 4 of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (the “Special Taxation Measures Act” and, each such person, a “Specially-Related Person of the Company”); or

(b) to, or to a third party on behalf of, a Securityholder or beneficial owner of a Security (A) who would otherwise be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide Interest Recipient Information (as defined below) or to submit a Written Application for Tax Exemption (as defined below) to the Paying Agent to whom the relevant Security is presented (where presentation is required), or (B) whose Interest Recipient Information is not duly communicated through the Participant (as defined below) and the relevant Clearing Organization to such Paying Agent; or

(c) to, or to a third party on behalf of, a Securityholder or beneficial owner of a Security who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) which complies with the requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the Participant or otherwise) the relevant Paying Agent of its status as not being subject to Japanese Taxes to be withheld or deducted by the Company, by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant Security through a payment handling agent in Japan appointed by it); or

(d) where such Security is presented for payment (where presentation is required) more than 30 days after the date on which such payment first becomes due or after the date on which the full amount payable is duly provided for, whichever occurs later, except to the extent that the Holder of the Security would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period; or

(e) any combination of (a) through (d) above;

nor shall Additional Amounts be paid with respect to any payment on a Security to or on behalf of a Securityholder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Securityholder. The obligation to pay Additional Amounts with respect to any taxes, duties, assessments or governmental charges shall not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment or governmental charge or (B) any tax, duty, assessment or governmental charge which is payable otherwise than by deduction or withholding from payments of principal of (and premium, if any) or interest on the Security. References to principal (and premium, if any) and interest in respect of the Security will be deemed to include any Additional Amounts due which may be payable in respect of the principal (or premium, if any) or interest.

Where a Security is held through a participant of a Clearing Organization or a financial intermediary, in each case, as prescribed by the Special Taxation Measures Act (each, a “Participant”), in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese Taxes, if the relevant beneficial owner is (1) an individual non-resident of Japan or a non-Japanese corporation (other than a Specially-Related Person of the Company) or (2) a Japanese financial institution or financial instruments business operator falling under certain categories prescribed by the cabinet order under Article 6, paragraph 11 of the Special Taxation Measures Act (a “Designated Financial Institution”), such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant Security, provide certain information prescribed by the Special Taxation Measures Act and the cabinet order and other regulations thereunder to enable the Participant to establish that such beneficial owner is exempted from the requirement for Japanese Taxes to be withheld or deducted (the “Interest Recipient Information”) and advise the Participant if the beneficial owner ceases to be so exempted (including where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a Specially-Related Person of the Company).

Where a Security is not held by a Participant, in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese Taxes, if the relevant beneficial owner is (i) an individual non-resident of Japan or a non-Japanese corporation (other than a Specially-Related Person of the Company) or (ii) a Designated Financial Institution, such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant Paying Agent a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Written Application for Tax Exemption”) in a form obtainable from the Paying Agent stating, inter alia, the name and address of the beneficial owner, the title of the Security, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the Written Application for Tax Exemption, together with documentary evidence regarding its identity and residence.

No Additional Amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended, the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

If there is any withholding or deduction for or on account of Japanese Taxes with respect to payments on the Securities, the Company will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of such Japanese Taxes from the Japanese taxing authority imposing such Japanese Taxes, and if certified copies are not available, the Company will use reasonable efforts to obtain other evidence of payment satisfactory to the Trustee. The Trustee shall make such certified copies or other evidence available to the Holders or the beneficial owners of the Securities upon reasonable request to the Trustee.

The Company will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to this Subordinated Indenture or any indenture supplemental hereto, or as a consequence of the initial issuance, execution, delivery, registration or enforcement of the Securities.

Section 3.06 Certificate of the Company. So long as any Securities are Outstanding under this Subordinated Indenture, the Company will furnish to the Trustee within 120 days of the end of the Company’s fiscal year each year (which fiscal year ends March 31 and beginning with the year following the first issuance of any Securities pursuant to this Subordinated Indenture) a brief certificate (which need not comply with Section 10.05) from the Responsible Officer of the Company, as to their knowledge of the Company’s compliance with all conditions and covenants under this Subordinated Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Subordinated Indenture) substantially in the form set forth in Exhibit A.

Section 3.07 Securityholders Lists. If and so long as the Trustee shall not be the Registrar for the Securities of any series, the Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of such series pursuant to Section 312 of the Trust Indenture Act (a) not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.03 for non-interest bearing securities in each year, and (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 3.08 Statement by Officers as to Event of Acceleration or Default. The Company shall deliver to the Trustee, reasonably promptly (and shall use reasonable efforts to complete such delivery no later than 30 days) after the Company becomes aware of the occurrence of (i) any Event of Acceleration or an event which, with notice or the lapse of time or both, would constitute an Event of Acceleration, (ii) any default in payment when due of principal of, or interest on, a series of Securities or (iii) any default in the performance by the Company of any obligation under the Securities or this Subordinated Indenture, an Officer’s Certificate setting forth the details of such Event of Acceleration or default and the action which the Company proposes to take with respect thereto.

Section 3.09 Reports by the Company. The Company covenants to file with the Trustee, within 30 days after the Company files the same with the Commission, copies of any annual reports and of the information, documents and other reports that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act as long as any Securities are Outstanding hereunder. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 3.10 Notices to Holders. The Company shall deliver to the Trustee an advance copy of any Company notice to Holders before it is delivered to Holders. Citibank, N.A.’s name may not be used in any such notice without the express permission of Citibank, N.A.

ARTICLE 4

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF ACCELERATION

Section 4.01 Event of Acceleration, Acceleration of Maturity. Unless otherwise established in accordance with Section 2.03 or by any applicable supplemental indenture, “Event of Acceleration” with respect to Securities of any series and wherever used herein means the occurrence and continuation of a Subordination Event. If a court of competent jurisdiction with respect to the Company (i) shall rescind a declaration of bankruptcy or terminate a bankruptcy action without a distribution of assets pursuant to the Bankruptcy Act, (ii) shall rescind or terminate a reorganization without approving the plan of reorganization pursuant to the Corporate Reorganization Act or (iii) shall rescind or terminate a rehabilitation proceeding without approving the plan of rehabilitation, or by issuing a Summary Rehabilitation Order or Consent Rehabilitation Order, pursuant to the Civil Rehabilitation Act, and in each case of (i), (ii) or (iii), any other Subordination Event has not occurred or is not continuing at the time of the relevant determination by the court, then such Subordination Event shall have the same effect as if it had not occurred.

Unless otherwise set forth in any applicable supplemental indenture, if an Event of Acceleration described above occurs and is continuing with respect to a series of Securities, then, and in each and every such case, unless the principal of all of the Securities of such series has already become due and payable, and provided that a Non-Viability Event has not occurred, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any such affected series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series, and the accrued but unpaid interest thereon, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, subject to the subordination provisions of Article 12. Except as provided above, neither the Trustee nor the holders of Securities will have any right to accelerate any payment of principal or interest in respect of the Securities, and no other event shall constitute an event of default.

For all purposes under this Subordinated Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

The acceleration set forth in this Section will not arise upon a default of the Company in the payment of principal of or interest on the Securities of any series or upon the default of the Company in the performance or observance of any covenant, condition or provision contained in this Subordinated Indenture or the Securities of any series or upon the occurrence of any other event in relation to the Securities of any series other than a Subordination Event.

Section 4.02 Trustee May File Proof of Claim. Subject to the provisions of subordination or Write-Down set forth in this Subordinated Indenture or the Securities, in case there shall be pending proceedings relative to the Company or any other obligor upon the Securities under any applicable bankruptcy, civil rehabilitation, reorganization, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy, civil rehabilitation, reorganization or insolvency, or a liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor upon the Securities of any series, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, and its agents, attorneys and counsel, and for reimbursement of all liabilities and reasonable expenses incurred, and all advances made, by the Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Securityholders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities of any series, or to the creditors or property of the Company or such other obligor,

(b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any series in any election of a trustee or a standby trustee or receiver or standby receiver in arrangement, reorganization, liquidation or other bankruptcy, civil rehabilitation, reorganization or insolvency proceedings or person performing similar functions in comparable proceedings, and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, and its agents, attorneys and counsel, and liabilities and reasonable expenses incurred, and all advances made, by the Trustee except as a result of negligence, bad faith or willful misconduct.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, rehabilitation, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding, except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this Subordinated Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee and its respective agents and attorneys, shall be for the ratable benefit of the holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Subordinated Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

For the avoidance of doubt, nothing in this Section shall be construed to impair the effectiveness of the subordination provisions of Article 12 or the Write-Down provisions of Article 13 of this Subordinated Indenture or in the Securities.

Section 4.03 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any series shall be applied, subject to Articles 12 and 13 hereof, in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: Except as otherwise expressly provided herein, to the payment of costs, fees and expenses (including indemnity payments) applicable to such series in respect of which moneys have been collected, including reasonable compensation (i) first, to the Trustee and its agents and attorneys and of all liabilities and reasonable expenses incurred, and all advances made, by the Trustee, and (ii) next to the Registrar, any Paying Agent and their respective agents and attorneys and of all liabilities and reasonable expenses incurred, and all advances made, by the Registrar and any Paying Agent, in each case under the terms of this Subordinated Indenture, including, without limitation, Section 5.06 hereof;

SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto, as applicable.

Section 4.04 Suits for Enforcement. In case an Event of Acceleration, a default in the payment of interest or principal with respect to the Securities of a particular series or other default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Subordinated Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Subordinated Indenture or in aid of the exercise of any power granted in this Subordinated Indenture or to enforce any other legal or equitable right vested in the Trustee by this Subordinated Indenture or by law.

Section 4.05 Restoration of Rights on Abandonment of Proceeding. In case the Trustee or any Holder of a Security shall have proceeded to enforce any right under this Subordinated Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or such Securityholder, then and in every such case the Company and the Trustee or such Securityholder shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

Section 4.06 Limitations on Suits by Securityholders. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Subordinated Indenture or the Securities to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Subordinated Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder or under the Securities, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of the affected series then Outstanding (each such series treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder or under the Securities and shall have offered to the Trustee such security, indemnity and/or pre-funding satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be incurred therein or thereby, the Trustee for 60 days after its receipt of such notice, request and offer of security, indemnity and/or pre-funding satisfactory to the Trustee shall have failed to institute any such action or proceeding, and no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period pursuant to Section 4.09; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Subordinated Indenture or the Securities to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right hereunder or under the Securities, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 4.07 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision of this Subordinated Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and any premium and interest on such Security (subject to Section 3.01), if any, on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment, if any, on or after such respective dates, shall not be impaired or affected without the consent of such Holder. Notwithstanding the foregoing, by subscribing for, purchasing or otherwise acquiring the Securities, the Holders or beneficial owners of Securities agree to the limitations, suspension and waiver of rights resulting from subordination, or any event triggering any Write-Down. For the avoidance of doubt, nothing in this Section shall be construed to impair the effectiveness of the Write-Down, subordination or non-viability loss absorption provisions set forth in this Subordinated Indenture, the Securities or any applicable supplemental indenture hereto.

Section 4.08 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Acceleration or Default. Except as provided in Section 4.06 and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Acceleration or a default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Acceleration or a default or an acquiescence therein; and, subject to Section 4.06, every power and remedy given by this Subordinated Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 4.09 Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities of each series affected (with all such series voting as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the

Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Subordinated Indenture; provided that (1) such direction shall not be in conflict with any rule of law or with this Subordinated Indenture, (2) the Trustee may refuse to follow any direction that may involve the Trustee in personal liability, (3) the Trustee may refuse to follow any direction that the Trustee determines in good faith may be unduly prejudicial to the rights of Securityholders not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Securityholders), and (4) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 4.10 Waiver of Event of Acceleration or Past Defaults. Prior to the acceleration of the maturity of any Securities as provided in Section 4.01, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which a default or an Event of Acceleration shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Securities waive any past default or Event of Acceleration and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Company, the Trustee and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Acceleration shall be deemed to have been cured, and not to have occurred for every purpose of this Subordinated Indenture; but no such waiver shall extend to any subsequent or other default or Event of Acceleration or impair any right consequent thereon.

Section 4.11 Trustee to Give Notice of Acceleration or Default. The Trustee shall give to the Securityholders of any series, as the names and addresses of such Holders appear on the Register, notice by mail (or by other means provided in a supplemental indenture hereto or the Board Resolution under which such series of Securities is issued or in the form of Security for such series) of all defaults known to the Trustee which have occurred with respect to such series, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section being hereby defined to mean any (i) event or condition which is, or with notice or lapse of time or both would become, an Event of Acceleration, (ii) default in the payment of the principal of or interest on any of the Securities of such series or (iii) a default in the performance by the Company of any obligation under this Subordinated Indenture or the Securities); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

Section 4.12 Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Subordinated Indenture agree, and each Holder of any Security by subscribing for, purchasing or otherwise acquiring such Security shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Subordinated Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

Section 4.13 Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day following the date on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Subordinated Indenture to make payments in the Required Currency (1) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (2) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (3) shall not be affected by judgment being obtained for any other sum due under this Subordinated Indenture. If the Required Currency so purchased with the Judgment Currency are greater than the sum originally due in the Required Currency hereunder, the Trustee shall pay to the Company an amount equal to the excess of the Required Currency so purchased over the sum originally due in the Required Currency hereunder in accordance with a written request from the Company stating the amount of the excess. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

Section 4.14 Limited Right of Set-Off. Subject to applicable law, each Holder of the Securities agrees, by subscribing, purchasing or otherwise acquiring any Security issued hereunder, that, if (a) the Company shall institute proceedings seeking adjudication of its bankruptcy or seeking reorganization under the Bankruptcy Act, the Civil Rehabilitation Act, the Corporate Reorganization Act, the Companies Act or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging the Company bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) the liabilities of the Company exceed, or may exceed, the Company’s assets, or the Company suspends, or may suspend, repayment of its obligations, the Holder of the Securities will not, and waives its rights to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to the Holder of the Securities by the Company arising under, or in connection with, the Securities of any series or this Subordinated Indenture.

ARTICLE 5

CONCERNING THE TRUSTEE

Section 5.01 Duties and Responsibilities of the Trustee; Upon Event of Acceleration or Default; Prior to Event of Acceleration or Default. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Acceleration or a default in the payment of interest or principal with respect to the Securities of a particular series of which a Responsible Officer of the Trustee has written notice or actual knowledge and after the curing or waiving of all Events of Acceleration or such default in the payment of interest or principal which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Subordinated Indenture. In case an Event of Acceleration or a default in the payment of interest or principal with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Subordinated Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of their own affairs.

No provision of this Subordinated Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a) prior to the occurrence of an Event of Acceleration or a default in the payment of interest or principal or other default with respect to the Securities of any series of which a Responsible Officer at the Trustee has written notice or actual knowledge and after the curing or waiving of all such Events of Acceleration or such default in the payment of interest or principal or other default with respect to such series which may have occurred:

(i) the duties and obligations of the Trustee with respect to the Securities of such series shall be determined solely by the express provisions of this Subordinated Indenture, and the Trustee shall not be liable except for its negligence, bad faith or willful misconduct in the performance of such duties and obligations as are specifically set forth in this Subordinated Indenture, and no implied covenants or obligations shall be read into this Subordinated Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively without liability rely, and act or refrain from acting as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming with the requirements of this Subordinated Indenture; provided that in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Subordinated Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be determined in a final non-appealable judgment or order by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 4.09 (including but not limited to instructions given to it by any Holders that are deemed null and void and of no further effect following a Non-Viability Event) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Subordinated Indenture; and

(d) under no circumstance shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities.

None of the provisions contained in this Subordinated Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity, security and/or pre-funding satisfactory to it in its sole discretion against such liability is not reasonably assured to it.

The provisions of this Section are in furtherance of and subject to Section 315 and Section 316 of the Trust Indenture Act.

Section 5.02 Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act, and subject to Section 5.01:

(a) in the absence of negligence, bad faith or willful misconduct on its part, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s

Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by a Responsible Officer of the Company;

(c) the Trustee may consult with counsel, financial advisors and other professional advisors of its selection and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Subordinated Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Subordinated Indenture, unless the requisite number of Securityholders shall have instructed the Trustee in writing in accordance with this Subordinated Indenture and offered to the Trustee security, indemnity and/or pre-funding satisfactory to it in its sole discretion against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Subordinated Indenture;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Subordinated Indenture, the Trustee may require indemnity, security and/or pre-funding satisfactory to it against such expenses or liabilities as a condition to proceeding; and the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, delegates or attorneys not regularly in its employ and the Trustee shall not be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of omissions, misconduct or negligence on the part of any such agent, delegate or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have notice of any default pursuant to Sections 3.08(ii) or 3.08(iii) or Event of Acceleration unless written notice of any event which is in fact such a default or Event of Acceleration is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Subordinated Indenture; delivery to the Trustee of Company financial reports shall not be deemed to constitute actual knowledge or constructive knowledge by the Trustee of its contents or notice of a default or Event of Acceleration;

(i) the Trustee may request that (and shall be entitled to receive) the Company deliver an Officer’s Certificate setting forth the names of the respective individuals and titles of officers authorized at such time to take specified actions pursuant to this Subordinated Indenture with their specimen signatures, which Officer’s Certificate may be signed by any other person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(j) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(k) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) whether or not foreseeable irrespective of whether the Trustee was advised of the likelihood of such loss or damage and regardless of the form of action. The provisions of this Section 5.02(k) shall survive the payment in full of the Securities, the termination or discharge of this Subordinated Indenture and the resignation or removal of the Trustee;

(l) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Subordinated Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; acts of terrorism; failure of any money transmission currency exchange or SWIFT system; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances;

(m) the Trustee shall be entitled to take any action or to refuse to take any action which the Trustee regards as necessary for the Trustee to comply with any applicable law, regulation or fiscal requirement, court order, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system;

(n) notwithstanding anything else contained in this Subordinated Indenture, the Trustee may refrain without liability from (i) doing anything which would or may in its opinion based upon advice of legal counsel be illegal or contrary to, or would result in the Trustee being in breach of, any law of any jurisdiction or any directive, rule, regulation, request, direction, notice, announcement or similar action of any agency, regulatory authority, stock exchange or self-regulatory organization of any jurisdiction (including, without limitation, Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), or which would or might otherwise render it liable to any person and may do anything which is, in its opinion based upon advice of legal counsel, necessary to comply with any such law, directive or regulation or (ii) doing anything which may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder. Furthermore, the Trustee may also refrain from taking any action if, in its opinion based upon advice of legal counsel, it would not have the power to do the relevant thing in the relevant jurisdiction by virtue of any applicable law in such jurisdiction or if it is determined by any court or other competent authority in such jurisdiction that it does not have such power; provided, however, that the Trustee shall promptly inform the Company if it refrains from acting pursuant to Sections 5.02(m) and 5.02(n) under this Subordinated Indenture;

(o) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(p) the Trustee shall treat information provided hereunder as confidential, but (unless consent is prohibited by applicable law, regulatory authority, court or legal process) the Company hereby consents to the processing, transfer and disclosure by the Trustee of any information relating to it provided hereunder to and between branches, subsidiaries, representative offices, affiliates and agents of the Trustee solely in connection with the discharge of the Trustee’s trusts, powers, authorities, duties and obligations hereunder, wherever situated, for confidential use (including to service providers selected by the Trustee with due care for data processing, statistical and risk analysis purposes and for compliance with applicable law). The Trustee and any such branch, subsidiary, representative office, affiliate, agent or third party, exercising due care, may transfer and disclose any such information only to the extent required or requested by any applicable law, regulatory authority, court or legal process, including any auditor of the Company and including any payor or payee as required by applicable law, and may use (and its performance will be subject to the rules of) any communications, clearing or payment systems, intermediary bank or other system. The Company acknowledges that the transfers permitted by this Section 5.02(p) may include transfers to jurisdictions which do not have strict data protection or data privacy laws;

(q) the Company hereby irrevocably waives, in favor of the Trustee, any conflict of interest that may arise by virtue of the Trustee acting for other customers of the Trustee. The Company acknowledges that the Trustee and its respective affiliates (together, the “Trustee Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Company may regard as conflicting with its interests and may possess information (whether or not material to the Company) other than as a result of the Trustee acting as the Trustee hereunder, that the Trustee may not be entitled to share with the Company. The Trustee and will not disclose confidential information obtained from the Company (without its consent) to any of the Trustee’s other customers or affiliates nor will it use on behalf of the Company any confidential information obtained from any other customer. Without prejudice to the foregoing, the Company agrees that the Trustee Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Securities or this Subordinated Indenture;

(r) in the event the Trustee receives inconsistent or conflicting requests and indemnity, security and/or pre-funding from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Outstanding Securities of each series affected, consistent with the provisions of this Subordinated Indenture, the Trustee may determine what action, if any, will be taken;

(s) in connection with the exercise by it of its trusts, powers, authorities or discretions (including, without limitation, any modification, waiver, authorization or determination), the Trustee shall have regard to the general interests of the Holders of the Securities of each series affected as a class but shall not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and in particular, but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any country, state or territory and a Holder shall not be entitled to require, nor shall any Holder be entitled to claim, from the Company, the Trustee or any other Person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders except to the extent already provided in Section 3.05 and/or any undertaking given in addition to, or in substitution for, Section 3.05 pursuant to this Subordinated Indenture; and

(t) all calculations relating to the Securities shall be performed by the Company or any other person appointed by it for this purpose. The Trustee shall not be liable in any respect for the accuracy or inaccuracy in any calculation or formula hereunder or under the Securities, whether by the Company, the auditors or any other person so appointed by any of them for such purpose.

Section 5.03 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Subordinated Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof, nor for the action or inaction of any Clearing Organization.

Section 5.04 Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

Section 5.05 Moneys Held by Trustee. Subject to the provisions of Section 9.03, Section 12.13 and Section 13.07 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust by the Trustee for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder, nor have any responsibility to invest such moneys, except as otherwise agreed in writing by the Trustee with the Company.

Section 5.06 Compensation and Indemnification of Trustee and its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such reasonable compensation as the Company and the Trustee shall from time to time agree in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all properly incurred expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Subordinated Indenture (including, subject to Section 5.02(g), the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except to the extent any such expense, disbursement or advance may arise from its negligence, bad faith or willful misconduct as determined in a final non-appealable judgment or order by a court of competent jurisdiction. The Company also covenants to indemnify the Trustee, which for purposes of this Section shall be deemed to include the Trustee’s directors, officers, employees and agents, and each predecessor trustee (and their respective officers, employees, directors and agents) for, and to hold it harmless against, any loss, liability or expense (including taxes other than taxes based upon the net income of the Trustee) arising out of or in connection with the acceptance or administration of this Subordinated Indenture or the trusts hereunder and the performance of its duties hereunder, including the properly incurred costs and expenses (including the properly incurred fees, charges and expenses of its agents and counsel) of defending itself against or investigating any claim of liability arising out of or in connection with the same, except to the extent such loss, liability or expense may be attributable to the negligence, bad faith or willful misconduct of the Trustee, its agents, officers, directors or employees or such predecessor trustee, in each case as determined in a final non-appealable judgment or order by a court of competent jurisdiction. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation or removal of the Trustee, the payment in full of the Securities and the termination and discharge of this Subordinated Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held by the Trustee in trust for the benefit of the holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

When the Trustee incurs expenses or renders services in connection with a Subordination Event, the expenses (including the properly incurred fees and expenses of its agents and counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

The Trustee’s remuneration and that of its agents and counsel is exclusive of value-added tax or any similar tax, which if applicable is also payable by the Company to the Trustee. All remuneration payable to the Trustee shall accrue interest from the date when payment was due. All amounts payable to the Trustee shall be made without set-off, counterclaim, deduction or withholding unless required by law, in which case (other than in respect of taxes based upon, measured by or determined by the income of the Trustee) the Company shall gross up such payments to the Trustee.

The indemnity set forth herein shall survive final payment in full of the Securities, the termination or discharge of this Subordinated Indenture, and the resignation or removal of the Trustee or any agent hereunder.

Section 5.07 Right of Trustee to Rely on Officer’s Certificate, etc. Subject to Sections 5.01 and 5.02, whenever in the administration of the trusts of this Subordinated Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and/or an Opinion of Counsel delivered to the Trustee, and such certificate, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Subordinated Indenture to the extent of the Trustee’s reliance thereupon.

Section 5.08 Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a Person that is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee or any trustee hereafter appointed shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in Section 5.09.

Section 5.09 Resignation and Removal; Appointment of Successor Trustee.

(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving 60 days written notice of resignation to the Company and by mailing notice thereof by first-class mail to Holders of the applicable series of Securities at their last addresses as they shall appear on the Register or otherwise providing notice to Holders in the manner applicable to the Securities of each series. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation or removal (as the case may be), the resigning trustee may, on behalf of and at the expense of the Company, appoint its successor or the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any Securityholder; or

(iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act, any Securityholder who has been a bona fide

Holder of a Security or Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 6.01 of the action in that regard taken by the Securityholders.

(d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

Section 5.10 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.09 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.03, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.06.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Company, the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as (i) shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates, (ii) shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and (iii) shall add to or change any of the provisions of this Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures; and upon the execution and delivery of such supplemental indenture the resignation or removal of the predecessor trustee shall become effective to the extent provided therein and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.03, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations.

No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee for the Securities of any series is eligible pursuant to Section 5.08.

Upon acceptance of appointment by any successor trustee as provided in this Section, the Company shall mail notice thereof by first-class mail to the Holders of Securities of any series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Register or shall otherwise provide notice thereof to Holders in the manner applicable to the Securities of each series. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.09. If the Company fails to mail or provide such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed or provided at the expense of the Company.

Section 5.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Subordinated Indenture and any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Subordinated Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.12 Conflicting Interests. The Trustee for the Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded Securities of any particular series of Securities other than that series.

Section 5.13 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series, and Securities so authenticated shall be entitled to the benefits of this Subordinated Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Subordinated Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Person that is eligible pursuant to the Trust Indenture Act to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Register.

Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time such reasonable compensation for its services under this Section as may be agreed between the Company and such Authenticating Agent.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

Certificate of Authentication:

This is one of the Securities of the series designated herein referred to in the within-mentioned Subordinated Indenture.

Date:

Citibank, N.A. as Trustee

By:
Name:
Title:

Section 5.14 Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted on or before April 1 in each year following the date hereof, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with any securities exchange in the United States on which any Securities are listed, with the Commission and with the Company.

ARTICLE 6

CONCERNING THE SECURITYHOLDERS

Section 6.01 Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Subordinated Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Subordinated Indenture and (subject to Sections 5.01 and 5.02) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

Section 6.02 Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.01 and 5.02, the execution of any instrument by a Securityholder or its agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Register or by a certificate of the Registrar thereof. The Company may set a record date for purposes of determining the identity of holders of Securities of any series entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than ten days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. With respect to any record date set pursuant to this Section, the Company may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Trustee in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 10.04, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Section 6.03 Holders to be Treated as Owners. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Subordinated Indenture, interest on such Security and for all other purposes; and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon their order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

Section 6.04 Securities Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Subordinated Indenture, Securities which are owned by the Company or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities in respect of which a Responsible Officer of the Trustee has received written notice shall be so disregarded. Securities held by any depositary or other custodial arrangement established by or on behalf of the Company shall be regarded as Outstanding if the beneficial interest therein is not owned by the Company or any other obligor on such Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on such Securities. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any reasonable decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.01 and 5.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 6.05 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Subordinated Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Subordinated Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities affected by such action.

ARTICLE 7

SUPPLEMENTAL SUBORDINATED INDENTURES

Section 7.01 Supplemental Subordinated Indentures Without Consent of Securityholders. The Company, when authorized by a Board Resolution, and the Trustee may, from time to time, and at any time, enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to evidence the succession of another legal entity to the Company, or successive successions, and the assumption by a successor legal entity of the covenants, agreements and obligations of the Company pursuant to Article 8;

(b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a failure by the Company to comply with any such additional covenants, restrictions, conditions or provisions an Event of Acceleration permitting the enforcement of all or any of the several remedies provided in this Subordinated Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Acceleration or may limit the remedies available to the Trustee upon such an Event of Acceleration or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Acceleration;

(c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; to correct any manifest error contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Subordinated Indenture or under any supplemental indenture as the Board may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities in any material respect;

(d) to add to, change or eliminate any of the provisions (other than as noted in Section 7.02) of this Subordinated Indenture, provided, however, that any such addition, change or elimination shall not adversely affect the interests of the Holders of the Securities in any material respect;

(e) to add to, change or eliminate any of the provisions of this Subordinated Indenture for the purpose of reflecting any change in the procedures relating to Japanese withholding tax resulting from any amendment to the applicable Japanese tax law, provided that such amendment is relevant to any series of Securities;

(f) to establish the form or terms of Securities of any series as permitted by Section 2.01 and Section 2.03;

(g) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 5.10;

(h) remove, amend or modify the non-viability write-down provisions, including any relevant provisions herein and of any form of Security or indenture supplemental hereto; provided, however, that such removal, amendment or modification does not adversely affect the interests of the holders of the Securities in any material respect or the treatment of the Securities as the Company’s Tier 2 Capital; or

(i) effect any changes in a manner necessary to comply with the procedures of DTC, Euroclear or Clearstream or any applicable clearing system.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Subordinated Indenture or otherwise. The Trustee, at the expense of the Company, shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel with regard to any such supplemental indenture. The Trustee shall be entitled to conclusively rely upon such Officer’s Certificate and Opinion of Counsel in entering into such supplemental indenture. The Opinion of Counsel shall comply with Section 10.05 and confirm (inter alia) that the supplemental indenture is authorized or permitted under this Subordinated Indenture, and that it is legal, valid, binding and enforceable against the Company under New York law.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 7.02.

Section 7.02 Supplemental Subordinated Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article 6) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (with each such series voting as one class), the Company, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Subordinated Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall, without the consent of the Holders of each

Security so affected and except as otherwise required or permitted pursuant to the Write-Down or subordination provisions applicable to such series of Securities, (i) change the final maturity of any Security or of any installment of principal of any such Security, (ii) reduce the principal amount (other than upon the occurrence of a Non-Viability Event or a Subordination Event), the interest rate (other than upon the occurrence of a Non-Viability Event or a Subordination Event) or the redemption price (other than upon the occurrence of a Non-Viability Event or a Subordination Event) therefor, or reduce the principal amount of an Original Issue Discount Security which would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01 (other than upon the occurrence of a Non-Viability Event or a Subordination Event), (iii) permit redemption thereof if not previously permitted, (iv) impair any right a holder may have to require repayment of its Security, (v) impair any right that a holder of an indexed or any other Security may have to convert the Security for or into securities, (vi) change the currency of any payment thereon, (vii) change the place of payment thereon, (viii) modify or amend any provisions relating to the agreement to subordinate and the terms of subordination of the Securities of any particular series pursuant to Sections 12.01 and 12.02, (ix) remove, amend or modify the non-viability or write-down provisions in a manner not expressly permitted to be accomplished without obtaining the consent of the Holders, (x) impair the right of any Holder to sue for payment of any amount due on any Security when due, (xi) reduce the percentage of Securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the Securities of a series, the approval of whose Holders is needed to change the Subordinated Indenture or those Securities, (xii) reduce the percentage in principal amount of the Securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the Securities of a series, the consent of whose Holders is needed to waive the Company’s compliance with the Subordinated Indenture or to waive breaches or (xiii) change the provisions of this Subordinated Indenture or any supplemental indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the Holder of each affected Security.

Notwithstanding anything else contained in this Subordinated Indenture, no amendment or modification which is prejudicial to any present or future creditor in respect of any Senior Indebtedness shall be made to the provisions of Section 12.01, Section 12.02 or Section 12.03 or those providing for the subordination of any Securities in the relevant supplemental indenture. No such amendment or modification shall in any event be effective against any such creditor of Senior Indebtedness.

A supplemental indenture which changes or eliminates any covenant or other provision of this Subordinated Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of holders of Securities of such series, with respect to such covenant or provision, shall be deemed not to affect the rights under this Subordinated Indenture of the holders of Securities of any other series.

Upon the request of the Company, accompanied by a copy of the Board Resolution certified by a Responsible Officer of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 6.01, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Subordinated Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. The Trustee, at the expense of the Company, shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel with regard to any such supplemental indenture. The Trustee shall be entitled to conclusively rely upon such Officer’s Certificate and Opinion of Counsel in entering into such supplemental indenture. The Opinion of Counsel shall comply with Section 10.05 and confirm (inter alia) that the supplemental indenture is authorized or permitted under this Subordinated Indenture, and that it is legal, valid, binding and enforceable against the Company under New York law.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall give notice thereof by (a) first-class mail to the Holders of Securities of each series affected thereby at their addresses as they shall appear on the Register or (b) by any other means set forth in such supplemental indenture, setting forth in general terms the substance of such supplemental indenture. The Trustee shall assist the Company with the distribution of the notices to the Holders. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 7.03 Effect of Supplemental Subordinated Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Subordinated Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Subordinated Indenture of the Trustee, the Company and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Subordinated Indenture for any and all purposes.

Section 7.04 Documents to be Given to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, shall be entitled to receive, in addition to the documents required by Section 10.05, an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that, any supplemental indenture executed pursuant to this Article complies with the applicable provisions of this Subordinated Indenture.

Section 7.05 Notation on Securities in Respect of Supplemental Subordinated Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Board, to any modification of this Subordinated Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 7.06 Conformity with the Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 8

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.01 Company May Consolidate, etc., on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(a) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of any domestic or foreign jurisdiction and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment, if and to the extent required, of the principal of and any premium and interest on all the Securities, and the performance or observance of every covenant of this Subordinated Indenture on the part of the Company to be performed or observed; and

(b) immediately after giving effect to such transaction, no Event of Acceleration, and no event which, after notice or lapse of time or both, would become an Event of Acceleration, shall have occurred and be continuing.

The Company shall deliver to the Trustee before the consummation of such proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel to the effect that (i) such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, comply with this Subordinated Indenture, (ii) the surviving Person has duly executed and delivered the supplemental indenture and (iii) such supplemental indenture constitutes a valid and binding agreement of such Person, enforceable against such Person in accordance with its terms. The Trustee shall be entitled to rely conclusively upon such Officer’s Certificate and Opinion of Counsel.

Section 8.02 Successor Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor legal entity, such successor legal entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor legal entity may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor legal entity instead of the Company and subject to all the terms, conditions and limitations in this Subordinated Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor legal entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Subordinated Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Subordinated Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor legal entity which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Subordinated Indenture and the Securities and may be liquidated and dissolved.

Section 8.03 Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Section 5.01 and Section 5.02, shall be entitled to receive an Opinion of Counsel, prepared in accordance with Section 10.05, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Subordinated Indenture.

ARTICLE 9

SATISFACTION AND DISCHARGE OF SUBORDINATED INDENTURE; UNCLAIMED MONEYS

Section 9.01 Satisfaction and Discharge of Subordinated Indenture. When (i) the Company has paid or caused to be paid the principal of and interest on all the Securities of any series Outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) as and when the same shall have become due and payable, (ii) the Company shall have delivered to the Trustee, the Paying Agent or Registrar, as applicable, for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or (iii) all Securities of a series Outstanding under this Subordinated Indenture shall have been canceled in connection with a Write-Down pursuant to Article 13, then this Subordinated Indenture shall cease to be of further effect with respect to Securities of such series, and the Trustee, on prior written demand of the Company accompanied by an Officer’s

Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Subordinated Indenture with respect to such series; provided, that the rights of Holders of the Securities to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter properly incurred and to compensate the Trustee for any services thereafter properly rendered by the Trustee in connection with this Subordinated Indenture or the Securities of such series.

Section 9.02 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 9.03 and any subordination provisions applicable to the Securities, all moneys deposited with the Trustee shall be held by the Trustee in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee of all sums due and to become due thereon for principal and interest pursuant to such Securities and this Subordinated Indenture; but such money need not be segregated from other funds except to the extent required by law.

Section 9.03 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Subordinated Indenture with respect to Securities of any series, all moneys then held by any Paying Agent under the provisions of this Subordinated Indenture with respect to such series of Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.04 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the prior written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such Paying Agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

ARTICLE 10

MISCELLANEOUS PROVISIONS

Section 10.01 Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Subordinated Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, member, officer, director or employee, as such, of the Company, or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the by subscribing, purchasing or otherwise acquiring any Security issued hereunder by the holders thereof and as part of the consideration for the issue of the Securities.

Section 10.02 Provisions of Subordinated Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Subordinated Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and their successors, the holders of Senior Indebtedness and the Holders of the Securities, any legal or equitable right, remedy or claim under this Subordinated Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors, the holders of Senior Indebtedness and of the Holders of the Securities.

Section 10.03 Successors and Assigns of Company Bound by Subordinated Indenture. All the covenants, stipulations, promises and agreements in this Subordinated Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 10.04 Notices and Demands on Company, Trustee and Securityholders. Any notice or demand which by any provision of this Subordinated Indenture is required or permitted to be given or served by the Trustee or the Holders of Securities to or on the Company shall be in the English language and shall be given or served by being deposited postage prepaid, first-class or similar class mail (except as otherwise specifically provided herein) or by facsimile addressed (until another address of the Company is filed by the Company with the Trustee) at the following address:

Company:

Nomura Holdings, Inc.

13-1, Nihonbashi 1-chome, Chuo-ku

Tokyo 103-8645

Japan

Attention: Treasury and Capital Management Department

Fax: +81-3-6702-7850

Any notice, direction, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing in the English language to its Corporate Trust Office.

Where this Subordinated Indenture provides for notice to Holders of Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at their last address as it appears in the Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Subordinated Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Holders of Registered Securities when such notice is required to be given pursuant to any provision of this Subordinated Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Any notice or demand will be deemed to have been sufficiently given or served when so sent or deposited and, if to the Holders, when delivered in accordance with the applicable rules and procedures of the Clearing Organization. Notwithstanding anything to the contrary herein, any such notice, which is purported to be made to the beneficial owner of the Securities through the Clearing Organization, may be delivered to the Clearing Organization in a manner the Company deems appropriate, and shall be deemed to have been delivered on the day such notice is delivered to the Clearing Organization, or if by mail, when so sent or deposited.

Section 10.05 Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Subordinated Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Subordinated Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with.

All such Officer’s Certificates and Opinions of Counsel shall be in English or accompanied by a certified translation.

Each certificate or opinion provided for in this Subordinated Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Subordinated Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which their certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer of officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which their certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, as the case may be, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which their certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Section 10.06 Conflict of any Provision of Subordinated Indenture with Trust Indenture Act. If and to the extent that any provision of this Subordinated Indenture limits, qualifies or conflicts with another provision of this Subordinated Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an “Incorporated Provision”), such Incorporated Provision shall control.

Section 10.07 New York Law to Govern. This Subordinated Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

Section 10.08 Counterparts. This Subordinated Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 10.09 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 10.10 Submission To Jurisdiction. To the fullest extent permitted by applicable law, the Company irrevocably submits to the non-exclusive jurisdiction of any Federal or State court in the Borough of Manhattan in The City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Subordinated Indenture and the Securities, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints Nomura Holding America Inc., with offices currently at Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316 (Attention: Legal Department), as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such suit or proceeding. The Company represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to it mailed by first-class mail or delivered to the Company shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

The Company hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Subordinated Indenture, the Securities or the transactions contemplated hereby.

The provisions of this Section are intended to be effective upon the execution of this Subordinated Indenture without any further action by the Company or the Trustee and the introduction of a true copy of this Subordinated Indenture into evidence shall be conclusive and final evidence as to such matters.

Section 10.11 Non-Business Day. In any case where the date of payment of interest, redemption or stated maturity of a Security established in accordance with Section 2.03 shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (unless otherwise specified in the Securities) payment of principal of and interest, if any, with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the date of payment of interest, redemption or stated maturity of a Security established in accordance with Section 2.03, provided that no interest shall accrue for the period from and after such date of payment of interest, redemption or stated maturity of a Security, as the case may be.

Section 10.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBORDINATED INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.13 Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Subordinated Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

ARTICLE 11

REDEMPTION AND REPURCHASE OF SECURITIES

Section 11.01 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity except as otherwise specified as contemplated by Section 2.03 for Securities of such series. Notwithstanding anything to the contrary contained in the terms of the

Securities, any redemption under the Securities shall be subject to the non-viability and the subordination provisions, each as provided herein.

Section 11.02 Optional Redemption Due to Changes in Tax Treatment. Unless otherwise specified as contemplated by Section 2.03 for a particular series of Securities, the Company may, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Capital Adequacy Regulations), on giving at least 25 days’, but not more than 60 days’, notice to the Trustee (which notice shall be irrevocable), redeem all, but not less than all, of the Securities of such series then outstanding at a redemption price equal to 100% of the principal amount of the Securities (or if the Securities are Original Issue Discount Securities, such amount as determined as contemplated by Section 2.03) plus any accrued but unpaid interest through but not including the date fixed for redemption and any related Additional Amounts, in each case with respect to the Securities being redeemed, in the event that the Company determines that, as a result of any change in or amendment to the laws or treaties (or any regulations or rulings promulgated thereunder) of Japan or any political subdivision or authority thereof or therein having power to tax, or any change in official position regarding the application or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective on or after the date of the final offering document for the relevant series of Securities, (i) the Company is or on the next interest payment date would become obligated to pay Additional Amounts with respect to the Securities of such series or (ii) any interest on the Securities ceases to be treated as being a deductible expense for the purpose of the Company’s corporate tax (and, in each case of (i) or (ii) above, such obligation cannot be avoided through the taking of reasonable measures available to the Company). The Trustee will notify the Holders at least 25 days prior to the date fixed for any such redemption. Prior to the Company’s giving of any notice of redemption for tax reasons as described in this paragraph, the Company shall deliver to the Trustee (i) an Officer’s Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred and (ii) an opinion of legal counsel or tax advisor of recognized standing to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which (x) the Company would be obligated to pay such Additional Amounts if a payment in respect of the Securities were then due or (y) any interest on the Securities ceases to be treated as being a deductible expense for the purpose of the Company’s corporate tax, as the case may be.

Section 11.03 Optional Redemption Due to Changes in Regulatory Treatment. Unless otherwise established in accordance with Section 2.03, the Securities of any series may, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Capital Adequacy Regulations), be redeemed at the option of the Company, in whole, but not in part, at any time, upon notice thereof given by the Company to the Trustee not less than 25 days and not more than 60 days prior to the date fixed for redemption, at a redemption price equal to 100% of the principal amount of the Securities (or if the Securities are Original Issue Discount Securities, such amount as determined as contemplated by Section 2.03) on the date fixed for redemption (together with accrued and unpaid interest through but excluding the date fixed for redemption and Additional Amounts, if any), if the Company determines after consultation with the FSA that there is more than an insubstantial risk that the Securities may not be partially or fully included in the Company’s Tier 2 Capital under the applicable standards set forth in the Applicable Capital Adequacy Regulations.

Prior to making any notice of redemption of the Securities pursuant to this Section, the Company will deliver to the Trustee a certificate signed by a Responsible Officer of the Company stating that the conditions precedent to such redemption have been fulfilled. The Trustee shall accept such certificate as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the relevant Securityholders.

Section 11.04 Notice of Redemption. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first-class mail, postage prepaid, at not less than 25 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the principal amount and CUSIP or ISIN number (if any) of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

A redemption notice will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable, if a Non-Viability Event or a Subordination Event occurs prior to the applicable redemption date, in which case the Securities will be subject to a Write-Down as provided in Article 13 or the subordination provisions as provided in Article 12, as the case may be. If a redemption notice is rescinded for any of the reasons described in the previous sentence, the Company will endeavor to promptly deliver written notice to the holders of the Securities and the Trustee, specifying the occurrence of the relevant event.

On or before the redemption date specified in the notice of redemption given as provided in this Section (and in any event no later than 10:00 a.m., New York time, on the due date for payment), the Company will deposit with the Trustee in trust or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption and any Additional Amounts.

Section 11.05 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued through but excluding the date fixed for redemption, and on and after said date (unless the Company fails in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Section 5.05 and Section 9.03, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Subordinated Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.03 and 2.04.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 11.06 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by a Responsible Officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

Section 11.07 Repurchase of Securities. The Company or any subsidiary of the Company may, at any time, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Capital Adequacy Regulations then in effect), purchase any or all of the Securities in the open market or otherwise at any price in accordance with any applicable law or regulation. Subject to applicable law, neither the Company nor any subsidiary of the Company shall have any obligation to purchase or offer to purchase any Securities held by any Holder as a result of its purchase or offer to purchase Securities held by any other Holder in the open market or otherwise. Any such Securities purchased by the Company or any subsidiary of the Company may, at the discretion of the Company or the relevant subsidiary, as the case may be, be held or resold or surrendered to the Trustee for cancellation by the Company or any such subsidiary, as the case may be. The Securities so purchased, while held by or on behalf of the Company or any such subsidiary, as the case may be, shall not entitle the holder to vote at any meetings of the holders of the relevant series of Securities and shall not be deemed to be Outstanding for the purposes of calculating quorums at meetings of the Holders of such series of Securities or for the purposes of Article 4. The provisions of this Section are subject to Section 2.03.

ARTICLE 12

SUBORDINATION OF SECURITIES

Section 12.01 Agreement to Subordinate. The Company covenants and agrees, and each Holder, by subscribing, purchasing or otherwise acquiring any Security issued hereunder likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article and that the principal of and interest on all Securities issued hereunder shall, to the extent and in the manner set forth herein, subject to any modifications or additional terms set forth in any applicable supplemental indenture, be subordinated and subject in right to the prior payment in full of all Senior Indebtedness.

Section 12.02 Subordination of the Securities. Securities issued pursuant to this Subordinated Indenture shall constitute direct and unsecured obligations of the Company and shall at all times rank pari passu and without any preference among themselves and at least equally and ratably with all indebtedness of the Company that is subordinated to Senior Indebtedness and is in priority to all of the Company’s perpetual subordinated indebtedness, including indebtedness in respect of preference or other shares of the Company or any other indebtedness that ranks, or is expressed to rank, pari passu with, or junior to, indebtedness of the Company in respect of perpetual subordinated indebtedness. For the avoidance of doubt, in the course of any potential bankruptcy proceedings of the Company pursuant to the Bankruptcy Act, claims of the Holders of the Securities (other than the claims that shall have become due and payable, other than by way of acceleration, prior to the occurrence of a Subordination Event) will rank junior in priority to statutory subordinated bankruptcy claims

(retsugoteki hasan saiken), as defined in the Bankruptcy Act, in any distributions in such bankruptcy proceedings of the Company. Statutory subordinated bankruptcy claims will constitute Senior Indebtedness of the Company. If a Subordination Event occurs and is continuing (and in the case of civil rehabilitation proceedings, so long as neither a Summary Rehabilitation Order nor a Consent Rehabilitation Order shall have been issued), any Securities will be subordinated in right of payment to all Senior Indebtedness of the Company and, accordingly, no payment will be made on the Securities (except for such amounts which shall have become due and payable, other than solely by way of acceleration, prior to the occurrence of a Subordination Event) unless and until a Condition for Payment shall have occurred.

Notwithstanding the foregoing, the Securities are subject to a Write-Down, as provided in Article 13.

Section 12.03 Reimbursement of Excess Payment and Limited Right of Set-off. Each Holder of any Securities, by subscribing for, purchasing or otherwise acquiring such Securities shall thereby agree that (i) if any payment of principal or interest in respect of the Securities is made to such Holder after the occurrence of a Subordination Event and the amount of such payment exceeds the amount, if any, that should have been paid to such Holder upon the proper application of the subordination provisions of such series of Securities, the payment of such excess amount shall be deemed null and void and such Holder or the Trustee or Paying Agent (to the extent it has not paid such amount to any Holder) (as the case may be) shall be obliged to return the amount of the excess payment within ten days after receiving notice of the excess payment, and (ii) upon the occurrence of a Subordination Event and for so long as such Subordination Event shall continue, any liabilities of the Company to such Holder which would otherwise become so payable on or after the date on which such Subordination Event occurs shall not be set off against any liabilities of such Holder owed to the Company unless, until and only in such amount as the liabilities of the Company under the Securities become payable pursuant to the proper application of the subordination provisions under this Article.

Section 12.04 No Amendment. No amendment or modification which is prejudicial to any present or future creditor in respect of any Senior Indebtedness of the Company shall be made to the provisions of Section 12.01, Section 12.02 or Section 12.03 in any respect. In no event shall any such amendment or modification be effective against any such creditor.

Section 12.05 Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Subordinated Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay or cause to be paid to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or a Holder of any Security from exercising all remedies otherwise permitted by applicable law upon breach under this Subordinated Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder. For the avoidance of doubt, upon the occurrence of a Subordination Event as set forth in this Article, the Trustee in its capacity as such under this Subordinated Indenture undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Subordinated Indenture, and no implied covenants or obligations with respect to the holders of the Senior Indebtedness shall be deemed to apply to the Trustee in its capacity as such under this Subordinated Indenture based on the terms hereof.

Section 12.06 Trustee to Effectuate Subordination. Each Holder of any Security, by subscribing for, purchasing or otherwise acquiring such Security, authorizes and directs the Trustee on their behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee their attorney-in-fact for any and all such purposes.

Section 12.07 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Subordinated Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 12.08 Notice to Trustee. (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment when due to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Subordinated Indenture, the Trustee and any Paying Agent may continue to make payments on the Securities and the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution to or by the Trustee or any Paying Agent in respect of the Securities, unless and until a Responsible Officer of the Trustee shall have received at the Corporate Trust Office of the Trustee from the Company or a holder of Senior Indebtedness or from any trustee therefor at least five Business Days prior to the date of such payment, written notice of facts that would cause the payment of any obligations with respect to the Securities to violate this Article, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 5.01, shall be entitled in all respects to assume that no such facts exist. Notwithstanding the provisions of this Article or any other provisions of this Subordinated Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would permit the resumption of payments on or distributions in respect of the Securities or the acquisition of the Securities by the Company unless the Trustee shall have received an Officers’ Certificate or a written notice from a Representative (as such term is defined below) or from any holder of Senior Indebtedness for which there is no Representative, to the effect that such resumption is permitted and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 5.01, shall be entitled in all respects to assume that no such facts exist. Only the Company, a Representative or of any holder of Senior Indebtedness for which there is no Representative, may give any such notice provided for under this Section, such notice from the Company to be in the form of an Officers’ Certificate. Nothing in this Article shall impair the claims of, or payments to, the Trustee under or pursuant to Section 4.03 and Section 5.06 hereof.

(b) Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of the indenture trustee or other trustee, agent or representative for the Senior Indebtedness (each, for purposes of this Section, a “Representative”), or of any holder of Senior Indebtedness for which there is no Representative, or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.09 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company pursuant to the Bankruptcy Act, the Corporate Reorganization Act, the Civil Rehabilitation Act, the Companies Act or any applicable law of any jurisdiction other than Japan, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such proceeding is pending, or a certificate of the administrator, trustee in bankruptcy, receiver, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 12.10 Trustee not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

Section 12.11 Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Subordinated Indenture shall deprive the Trustee of any of its rights as such holder.

Section 12.12 Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12.12 shall not apply to the Company or any of its affiliates if the Company or such affiliate acts as a Paying Agent.

Section 12.13 Moneys Subordinated. Upon the occurrence of a Subordination Event, payments from money held under Section 5.05 by the Trustee or any Paying Agent for the payment (subject to the claims of, or payments to, the Trustee or any Agent under or pursuant to this Subordinated Indenture) of principal of and interest on the Securities (and Additional Amounts, if any) shall be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article and the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company, as applicable.

ARTICLE 13

WRITE-DOWN

Section 13.01 Agreement to Non-Viability Write-Down. Each Holder of any Securities, by subscribing for, purchasing or otherwise acquiring such Securities, accepts and agrees that, notwithstanding anything to the contrary contained in the terms of the Securities:

(a) upon the occurrence of a Non-Viability Event and a Write-Down of the Securities, such holders shall be deemed to have irrevocably waived their right to claim or receive, not having any rights against the Company with respect to, and to be unable to instruct the Trustee to enforce, the payment of principal of or interest on the Securities (including Additional Amounts with respect thereto, if any) (except for any payments of principal, interest or other amounts that have become due and payable on or before the date of the occurrence of such Non-Viability Event and remain unpaid) and shall be bound by the provisions of this Article;

(b) upon the occurrence of a Non-Viability Event or a Subordination Event after the issuance of a redemption notice, (1) such redemption notice shall be automatically rescinded, (2) no redemption amount shall become due and payable, (3) in case of the occurrence of a Non-Viability Event, the Securities shall become subject to a Write-Down, and (4) in case of the occurrence of a Subordination Event, the Securities shall become subject to the subordination provisions of Article 12;

(c) no such Write-Down or rescission in accordance with the terms of this Subordinated Indenture shall constitute a default or breach in payment or otherwise under the terms of the Securities; and

(d) such holder shall authorize, direct and request DTC (or any other applicable clearing organization) and any direct participant in DTC or other intermediary through which it holds the Securities, the Trustee and the Registrar to take any and all necessary action, if required, to implement a Write-Down of the Securities without any further action or direction on the part of such Holder.

A “Non-Viability Event” will be deemed to have occurred at the time that the Prime Minister of Japan confirms (nintei) that any measures (tokutei dai nigō sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto) need to be applied to the Company.

“Write-Down Date” means, upon the occurrence of a Non-Viability Event, the date that shall be determined by the Company after consultation with the FSA or any other relevant Japanese supervisory authority and shall be no later than ten Business Days following the date of the Write-Down Notice.

Section 13.02 Suspension and Write-Down. Notwithstanding anything to the contrary contained in the terms of the Securities or this Subordinated Indenture, upon the occurrence of a Non-Viability Event until the Write-Down Date, no principal of, interest on, or other amount under, the Securities (including Additional Amounts with respect thereto, if any) (other than with respect to principal, interest and any Additional Amounts that have become due and payable on or before the date of the occurrence of the Non-Viability Event and remain unpaid) shall thereafter become due, and the Company’s obligations with respect to the payment of any such amounts and any claims therefor (other than with respect to principal, interest and any Additional Amounts that have become due and payable on or before the date of the occurrence of the Non-Viability Event and remain unpaid) will be suspended from the occurrence of the Non-Viability Event until the Write-Down Date.

On the Write-Down Date:

(i) The full principal of, or interest on, or any other amount under, the Securities (including Additional Amounts with respect thereto, if any) will be permanently written down to zero, the Company shall be discharged and released from any and all of its obligations to pay the full principal of, interest on and any other amount under the Securities (including Additional Amounts with respect thereto, if any), and the Securities will be canceled, in each case other than principal amount, interest and any Additional Amounts that have become due and payable on or before the date of the occurrence of the Non-Viability Event and remain unpaid;

(ii) the Company’s obligations shall remain with respect to (A) any accrued and unpaid interest on or principal of the Securities and (B) any Additional Amounts, in each case, if and only to the extent that such interest, principal or Additional Amounts, as applicable, has become due and payable to the Holders of such Securities on or before the date of the occurrence of the Non-Viability Event and remain unpaid; and

(iii) the Holders of the Securities will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against the Company, the Trustee or any agent with respect to, and will be unable to instruct the Trustee to enforce, payment of principal of, or interest on or any other amount under, the Securities (including Additional Amounts with respect thereto, if any), except as described in paragraph (ii) above.

The events described in paragraphs (i) through (iii) above are referred to as a “Write-Down.”

Section 13.03 Suspension of Settlement through DTC. The Company and each Holder of a Security acknowledge and agree that, following the receipt of a Write-Down Notice by DTC and the commencement of the Suspension Period, DTC will suspend all clearance and settlement of the Securities through DTC for the duration of the Suspension Period. Notwithstanding any delay in, or unavailability of procedures of, DTC reflecting a Write-Down on its systems, a Write-Down shall take place on the relevant Write-Down Date.

Section 13.04 Reimbursement of Payment and No Right of Set-off. Each Holder of any Securities, by subscribing for, purchasing or otherwise acquiring such Securities, shall thereby agree that if any payment is made to its Securities with respect to a payment obligation that did not become due and payable on or before the date of the occurrence of a Non-Viability Event then the payment of such amount shall be deemed null and void and such Holder or the Trustee or Paying Agent (to the extent it has not paid such amount to any Holder) (as the case may be) shall be obliged to return the amount of such payment within ten days after receiving notice of such null and void payment and shall also thereby agree that any liabilities of the Company to such Holder in respect of the Securities which were subject to a Write-Down as provided in Article 13 shall not be set off against any liabilities of such Holder owed to the Company.

Section 13.05 Limitation of Rights upon a Non-Viability Event. Notwithstanding anything to the contrary set forth in this Subordinated Indenture or a Security, upon the occurrence of a Non-Viability Event, (a) the Holders of the Securities shall have no rights whatsoever under this Subordinated Indenture or the Securities to take any action or enforce any rights or to instruct the Trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity or security provided by any Holder in such instruction or related to such instruction, any instruction previously given to the Trustee by any Holder shall cease automatically and shall be deemed null and void and of no further effect, (c) no Holder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in connection with, the Securities and each Holder of Securities will, by virtue of its holding of such Security, be deemed to have irrevocably waived all such rights of set-off, compensation or retention and (d) no Holder will be entitled to make any claim in any bankruptcy, insolvency, civil rehabilitation, corporate reorganization or liquidation proceedings involving the Company or have any ability to initiate or participate in any such proceedings or do so through a representative; provided that nothing in this Section will limit a Holder’s rights with respect to payments of principal of or interest on a Security (including Additional Amounts with respect thereto, if any) that have become due and payable on or before the date of the Non-Viability Event and remain unpaid.

Section 13.06 Notice of Write-Down.

(a) The Company shall endeavor, as soon as practicable after the occurrence of a Non-Viability Event, to deliver a written notice (a “Write-Down Notice”) to Holders and to the Trustee and the Paying Agent substantially in the form attached hereto as Exhibit B confirming, among other things, the occurrence of such Non-Viability Event and the Write-Down Date, as applicable.

(b) Any failure or delay by the Company to provide a Write-Down Notice upon the occurrence of a Non-Viability Event shall not change or delay the effect of the occurrence of such Non-Viability Event on the Write-Down taking place on the Write-Down Date under the Securities, nor give Holders of the Securities any rights as a result of such failure or delay.

Section 13.07 Additional Provisions Relating to a Write-Down.

(a) In connection with any Write-Down, subject to Section 13.08 hereof, the Trustee, Registrar and Paying Agent, as applicable, shall act in a manner consistent with the procedures and terms set forth in this Subordinated Indenture relating thereto, including ceasing to register any attempted transfer of any Securities and reflecting the Write-Down on the Register as of the Write-Down Date. By its acquisition of the Securities, each Holder shall be deemed to have authorized, directed and requested the Trustee, Registrar, Paying Agent and any other intermediary through which it holds such Securities to take any and all necessary action, if required, to effectuate the Write-Down as of the Write-Down Date in accordance with the terms of this Subordinated Indenture. All authority conferred or agreed to be conferred by each Holder pursuant to this Section, including the consents given by such Holder, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder.

(b) Upon the occurrence of a Non-Viability Event and delivery of the related Write-Down Notice by the Company to the Trustee, any and all moneys deposited with the Trustee (and held by it or any Paying

Agent) for the payment of any amounts under the Securities that have not become due and payable prior to the date of such Non-Viability Event shall be returned promptly to the Company. For the avoidance of doubt, a Non-Viability Event and the resulting Write-Down shall not constitute a default or an Event of Acceleration under this Subordinated Indenture.

Section 13.08 Responsibilities of Trustee. Notwithstanding anything to the contrary that may be set out in this Subordinated Indenture any other document relating to the Securities:

(a) as long as such Securities are held in global form, none of the Trustee, Registrar, Paying Agent and Authenticating Agent, shall, in any circumstances, be responsible or liable to the Company, the Holders or any other person for any act, omission or default by DTC with respect to the implementation of any Write-Down by any of them in respect of such Securities; and

(b) neither the Trustee nor the Paying Agent shall be under any duty to determine, monitor or report whether a Non-Viability Event has occurred or circumstances exist which may lead to the occurrence of a Non-Viability Event and neither the Trustee nor the Paying Agent will be responsible or liable to the Holders or any other person for any loss arising from any failure by it to do so. Unless and until the Trustee receives the Write-Down Notice and is expressly notified in writing, it shall be entitled to assume that no such event or circumstance has occurred or exists;

(c) each Holder shall be deemed to have authorized, directed and requested the Trustee Registrar, Paying Agent or Authenticating Agent, as the case may be, to take any and all necessary action to give effect to any Write-Down following the occurrence of any Non-Viability Event without any further action or direction on the part of the Holders; and

(d) neither the Trustee nor the Paying Agent shall be under any duty to determine, calculate or verify any amount payable to holders under this Subordinated Indenture (including any write-down amounts) and with regards to the Securities and neither the Trustee nor the Paying Agent will be responsible to the Holders or any other person for any loss or liability arising from any failure by it to do so.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Indenture to be duly executed as of the date first written above.

NOMURA HOLDINGS, INC.

By:
Name:
Title:

[Signatures continue on next page]

[Signature page to Subordinated Indenture]

CITIBANK, N.A. as Trustee

By:
Name:
Title:

[End of Signatures]

[Signature page to Subordinated Indenture]

EXHIBIT A

FORM OF OFFICER’S CERTIFICATE OF NOMURA HOLDINGS, INC.

PURSUANT TO SECTION 3.06

Date: [    ]

Pursuant to Section 3.06 of the Subordinated Indenture dated as of [    ] (the “Subordinated Indenture”), between Nomura Holdings, Inc. (the “Company”) and Citibank, N.A., as trustee, relating to the issuance of $[    ] aggregate principal amount of [[ ]%] [dated] subordinated [insert type of security] debt securities due 20[ ] (the “Securities”), the undersigned does hereby certify, in [his/her] capacity as a Responsible Officer of the Company (as defined in the Subordinated Indenture), that:

As of the date hereof, the Company [is in compliance with all conditions and covenants on its part under the Subordinated Indenture.][is not in compliance with all conditions and covenants under the Subordinated Indenture, details of each such default and the nature and status thereof specified below: [    ]]

[Signature page follows]

A-1

IN WITNESS WHEREOF, the undersigned has executed this compliance certificate as of the date set forth above.

By:
Name:
Title:

By:
Name:
Title:

A-2

EXHIBIT B

FORM OF WRITE-DOWN NOTICE PURSUANT TO SECTION 13.06

NOTICE TO DTC, THE TRUSTEE AND THE PAYING AGENT AND FOR

PUBLICATION AS A NOTICE TO HOLDERS AND

BENEFICIAL OWNERS OF THE SECURITIES1

[Company Letterhead]

To: The Depository Trust Company

55 Water Street, 25th Floor

New York, NY 10041-0099

Attn: Mandatory Reorganization Department

Fax: +1 (212) 855-5488

Email: mandatoryreorgannouncements@dtcc.com

Citibank, N.A.

(as Trustee)

388 Greenwich Street

New York, NY 10013

United States of America

Citibank, N.A., London Branch, Corporate Trust Department

(as Paying Agent, Transfer Agent, Registrar and Authenticating Agent)

Citigroup Centre

Canada Square, Canary Wharf

London E14 5LB

United Kingdom

Re: Nomura Holdings, Inc.’s U.S.$[•] [•]% [insert type of security] [Dated] Subordinated Debt Securities due 20[•] (CUSIP: [•]; ISIN: [•]) – Notice to DTC, the Trustee, the Paying Agent and Holders and Beneficial Owners of the Securities of the Occurrence of a Non-Viability Event and Write-Down of the Securities

This notice is in relation to Nomura Holdings, Inc.’s U.S.$[•] [•]% [insert type of security] [dated] subordinated debt securities due 20[•] (CUSIP: [•]; ISIN: [•]) issued on [•], 20[•] (the “Securities”) pursuant to the subordinated indenture, dated [ ] (the “Subordinated Indenture”) between Nomura Holdings, Inc. (the “Company”) and Citibank, N.A., as trustee (the “Trustee”), and offered and sold pursuant to the prospectus supplement dated [•], 20[•] (the “Prospectus Supplement”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Subordinated Indenture.

The Company hereby notifies The Depository Trust Company (“DTC”), the Trustee, the Paying Agent and the Holders and beneficial owners of the Securities that a Non-Viability Event has occurred on [insert date of Non-Viability Event]. As a result, on [insert Write-Down Date] (the “Write-Down Date”), the full principal amount of the Securities will be permanently written down to zero, the Securities will be canceled and the Holders and beneficial owners of the Securities will be deemed to have irrevocably waived their right to claim or

[1] Note:

Prior to sending this notice, the Company (or another party on its behalf) should contact DTC  (Mandatory Reorganization Announcement Manager, +1 (212) 855-1000) to notify them of the  occurrence of a Non-Viability Event and to reconfirm the address above. This notice is subject to  modification if the Securities are in definitive form or if DTC’s procedures change following the date of  this Subordinated Indenture.

B-1

receive, and will not have any rights against the Company or the Trustee with respect to, any payment of principal of or interest on the Securities (including Additional Amounts with respect thereto, if any), except for any payments of principal or interest (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event.

The Company hereby instructs DTC to commence the Suspension Period by implementing a “chill” on the clearance and settlement of the Securities within DTC. The Suspension Period shall commence on the Business Day immediately following the date on which this notice is received by DTC, or, if DTC so determines in its discretion in accordance with its rules and procedures, on the second (2nd) Business Day immediately following the date on which this notice is received by DTC, and end on the Write-Down Date. Holders and beneficial owners of the Securities will not be able to settle the transfer of any Securities through DTC upon commencement of the Suspension Period, and any sale or other transfer of the Securities that a Holder or beneficial owner of the Securities may have initiated prior to the commencement of the Suspension Period that is scheduled to settle during the Suspension Period will be rejected by, and will not be settled within, DTC.

Further, under the terms of the Securities, DTC is instructed to write-down all participants’ positions held in the Securities in accordance with the following sentence and, as set forth in the Prospectus Supplement, Holders and beneficial owners of the Securities shall lose their entire investment in the Securities and have no further rights with respect to payments of principal of or interest on the Securities (including Additional Amounts with respect thereto, if any) except for any payments of principal or interest (including Additional Amounts respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event. The Company hereby instructs DTC to write-down the full principal amount of the Securities to zero and to cancel the Securities on the Write-Down Date. Upon cancellation of the Securities, the Securities shall become null and void.

If any payment is made to a Holder or beneficial owner of the Securities with respect to a payment obligation that did not become due and payable prior to the occurrence of a Non-Viability Event, then the payment of such amount shall be null and void and the Holder or beneficial owner shall be obliged to return the amount of such payment within ten days after receiving notice of the payment.

The Company further requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC, the Trustee or any Holders or beneficial owners of the Securities have any inquiries, please contact:

[Nomura Holdings Contact Person]

[Telephone]

[Fax]

[Email]

[Signature page follows]

B-2

IN WITNESS WHEREOF, the undersigned has executed this compliance certificate as of the date set forth above.

By:
Name:
Title:

By:
Name:
Title:

B-3